   As filed with the Securities and Exchange Commission on April 1, 1999

                                                      Registration No. 333-60429

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-3

                             REGISTRATION STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933

                               ----------------

                         LYONDELL CHEMICAL COMPANY
                                LYONDELL TRUST I

                             LYONDELL TRUST II

                            LYONDELL TRUST III

        (Exact name of each registrant as specified in its charter)

               Delaware                             95-4160558

               Delaware                          76-0585767

            Delaware                             76-6470952

            Delaware                             76-6470953
     (State or other jurisdiction                (I.R.S. Employer
  of incorporation or organization)
                                             Identification No.)

                         One Houston Center, Suite 1600
                              1221 McKinney Street

                           Houston, Texas 77010
                                 (713) 652-7200
              (Address, including zip code, and telephone number,

  including area code, of each registrant's principal executive offices)

                            Robert J. Millstone

                    Vice President and General Counsel
                         One Houston Center, Suite 1600
                              1221 McKinney Street

                           Houston, Texas 77010
                                 (713) 652-7200
           (Name, address, including zip code, and telephone number,

      including area code, of agent for service for each registrant)

                               ----------------


                                   Copies to:            Jeffrey Small
    Stephen A. Massad                                Davis Polk & Wardwell
  Baker & Botts, L.L.P.                              450 Lexington Avenue
                                                      New York, NY 10017
  One Shell Plaza
                                                        (212) 450-4000
   910 Louisiana
  Houston, Texas 77002
     (713) 229-1234

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                     CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     Title of Each Class of                   Proposed Maximum                 Amount of
   Securities to be Registered     Aggregate Offering Price (1), (2), (3) Registration Fee (4)
----------------------------------------------------------------------------------------------
Senior Debt Securities and Subor-
 dinated Debt Securities (collec-
 tively, "Debt Securities") of
Lyondell Chemical Company........
----------------------------------------------------------------------------------------------
Preferred Stock, $.01 par value,
 of Lyondell Chemical Company
 ("Preferred Stock").............
----------------------------------------------------------------------------------------------
Common Stock, $1.00 par value, of
 Lyondell Chemical Company ("Com-
 mon Stock")(5)..................
----------------------------------------------------------------------------------------------
Subordinated Debt Securities of
 Lyondell Chemical Company for
 issuance directly to Lyondell
 Trust I, Lyondell Trust II and
 Lyondell Trust III ("Debt Trust
 Securities")....................
----------------------------------------------------------------------------------------------
Preferred Trust Securities of
 Lyondell Trust I, Lyondell Trust
 II and Lyondell Trust III ("Pre-
 ferred Securities").............
----------------------------------------------------------------------------------------------
Guarantee of Preferred Securities
 of Lyondell Trust I, Lyondell
 Trust II and Lyondell Trust III
 by Lyondell Chemical Company....
----------------------------------------------------------------------------------------------
TOTAL............................            $4,000,000,000.00               $1,180,000.00

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and exclusive of accrued interest and dividends, if any. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $4,000,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) Such indeterminate number or amount of Debt Securities, Debt Trust Securities, Preferred Stock and Common Stock of Lyondell Chemical Company and Preferred Securities of Lyondell Trust I, Lyondell Trust II and Lyondell Trust III as may from time to time be issued at indeterminate prices. Debt Trust Securities may be issued and sold to Lyondell Trust I, Lyondell Trust II and Lyondell Trust III, in which event such Debt Trust Securities may later be distributed to the holders of Preferred Securities upon a dissolution of the applicable Lyondell Trust and the distribution of assets thereof.

(3) Lyondell Chemical Company is also registering under this Registration Statement all other obligations that it may have with respect to Preferred Securities issued by Lyondell Trust I, Lyondell Trust II and Lyondell Trust III. No separate consideration will be received for the guarantee of the Preferred Securities or any other such obligation.

(4) The filing fee of $1,180,000 was paid in connection with the initial filing of this Registration Statement on July 31, 1998.

(5) Includes the associated rights to purchase common stock.

  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                               EXPLANATORY NOTE

  The Registration Statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

(1) Debt Securities (consisting of Senior Debt Securities and Subordinated Debt Securities), Preferred Stock and Common Stock of Lyondell Chemical Company.

(2) Preferred Securities of Lyondell Trust I, Lyondell Trust II or Lyondell Trust III, Debt Trust Securities of Lyondell Chemical Company and the Guarantee by Lyondell Chemical Company of the Preferred Securities issued by Lyondell Trust I, Lyondell Trust II or Lyondell Trust III.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This prospectus shall not constitute an offer to sell or + +the solicitation of an offer to buy nor shall there be any sale of these + +securities in any State in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws of +
+any such State.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION DATED APRIL 1, 1999

PROSPECTUS                       $4,000,000,000

                                                 [LOGO OF LYONDELL APPEARS HERE]

                         LYONDELL CHEMICAL COMPANY

                                  COMMON STOCK
                                PREFERRED STOCK
                                DEBT SECURITIES

  Lyondell Chemical Company (the "Company" or "Lyondell") may from time to time offer, together or separately, (i) shares of its common stock, par value $1.00 per share (the "Common Stock"), (ii) shares of its preferred stock, par value $.01 per share (the "Preferred Stock"), (iii) unsecured senior debt securities (the "Senior Debt Securities") and (iv) unsecured subordinated debt securities (the "Subordinated Debt Securities"), in each case in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of sale. The Senior Debt Securities and Subordinated Debt Securities are collectively referred to herein as the "Debt Securities." The Debt Securities, Common Stock and Preferred Stock are collectively referred to herein as the "Securities."

  SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The Common Stock and Preferred Stock offered pursuant to this Prospectus may be issued in one or more series or issuances in U.S. dollars or in one or more foreign currencies, currency units or composite securities to be determined at or prior to the time of any offering. The Debt Securities offered pursuant to this Prospectus may consist of debentures, notes or other evidences of indebtedness in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. As used herein, the Debt Securities shall include securities denominated in United States dollars or, at the option of the Company if so specified in an applicable Prospectus Supplement, in any other currency, currency unit or composite currency, or in amounts determined by reference to an index or formula. In addition, all or a portion of the Debt Securities of a series may be issuable in temporary or permanent global form. The Company's obligations under the Senior Debt Securities will rank pari passu with all unsecured and unsubordinated debt (as defined herein) of the Company. The Company's obligations under the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Debt (as defined herein). See "Description of Debt Securities."

  By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus forms a part, three Delaware statutory business trusts (the "Lyondell Trusts"), each of which is a wholly owned subsidiary of the Company, may from time to time severally offer preferred securities guaranteed by the Company to the extent set forth therein, and the Company may offer from time to time debt securities either directly or to a Lyondell Trust. The aggregate public offering price of the securities to be offered pursuant to this Prospectus and such other prospectus shall not exceed $4,000,000,000 (or its equivalent in one or more foreign currencies, currency units or composite currencies).

  Specific terms of the Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which Prospectus Supplement will describe, without limitation and where applicable, the following: (i) in the case of Common Stock, the specific designation, number of shares, purchase price and the rights and privileges thereof, together with any qualifications or restrictions thereon and any listing on a securities exchange; (ii) in the case of Preferred Stock, the specific designation, number of shares, voting and other powers, designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock) and any listing on a securities exchange; and (iii) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior debt or subordinated debt, authorized denomination, maturity, rate (or method of determining the same) and times of payment of any interest, any terms for optional or mandatory redemption, which may include redemption at the option of holders upon the occurrence of certain events or payment of additional amounts or any sinking fund provisions, any provisions with respect to conversion or exchangeability, the initial public offering price, the net proceeds to the Company, any listing on a securities exchange and any other specific terms in connection with the offering. Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Securities other than the Common Stock on a national securities exchange.

  The Offered Securities may be offered directly, through agents designated from time to time, through dealers or through underwriters. Such agents or underwriters may act alone or with other agents or underwriters. See "Plan of Distribution." Any such agents, dealers or underwriters will be set forth in a Prospectus Supplement. If an agent of the Company, or a dealer or underwriter is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to the Company, as the case may be, will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

  The Common Stock is traded on the New York Stock Exchange under the symbol "LYO." Any Common Stock offered will be traded, subject to notice of issuance, on the New York Stock Exchange.

  This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

                The date of this Prospectus is      , 1999.

                                  THE COMPANY

  Lyondell Chemical Company ("Lyondell" or the "Company") is a vertically integrated, global chemical company with leading market positions in all of its major products and low cost operations. The Company's principal executive offices are located at 1221 McKinney Street, Houston, Texas 77010 (telephone:
(713) 652-7200).

                          FORWARD-LOOKING STATEMENTS

  Certain of the statements contained or incorporated by reference in this Prospectus and the accompanying Prospectus Supplement are "forward-looking statements" within the meaning of the federal securities laws. Although Lyondell believes the expectations reflected in such forward-looking statements are reasonable, they do involve certain inherent assumptions, risks and uncertainties, and Lyondell can give no assurance that such expectations will prove to have been correct. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and other factors set forth in or incorporated by reference in this Prospectus and the accompanying Prospectus Supplement. These factors include the cyclical and highly competitive nature of the chemical and refining industries, uncertainties associated with the United States and worldwide economies, current and potential governmental regulatory actions in the United States and in other countries, substantial chemical capacity additions resulting in oversupply and declining prices and margins, raw material costs or supply arrangements, the Company's ability to implement cost reductions, and operating interruptions (including leaks, explosions, fires, mechanical failure, labor difficulties, unscheduled downtime, transportation interruptions, spills and releases, and other environmental risks). Many of such factors are beyond Lyondell's or its joint ventures' ability to control or predict. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.

  All subsequent written and oral forward-looking statements attributable to the Company and persons acting on its behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this Prospectus.

                                 RISK FACTORS

  The following risk factors should be considered carefully with the information provided elsewhere in this Prospectus and the accompanying Prospectus Supplement and the documents incorporated by reference herein in reaching a decision regarding an investment in the Securities offered hereby.

High Leverage and Related Matters

  As of December 31, 1998, the Company had outstanding consolidated debt of approximately $7.0 billion. In addition, the Company remains liable on $713 million of debt for which primary responsibility was assumed by Equistar Chemicals, LP ("Equistar") in connection with the formation of Equistar. The Company's consolidated ratio of earnings to fixed charges would have been 1.1 to 1 for 1998 on a pro forma basis if the acquisition of LCW and the related debt incurrence had occurred on January 1, 1998.

  The current amount of debt of the Company significantly exceeds the Company's historical leverage and significantly increases its debt service obligations. The Company's historical results and financial condition do not, accordingly, reflect the potential constraints the increase in leverage may impose on the Company. The

Company's significant increase in leverage could have adverse effects on the Company, including: (i) the leverage may make the Company more vulnerable to industry cyclicality and may limit its ability to withstand competitive pressures and adverse changes in environmental and other government regulation, (ii) a substantial portion of cash flow from operations (as well as cash generated from asset sales, if any, and financings) must be dedicated to the payment of principal of and interest on debt and will not be available for other uses such as capital expenditures or acquisitions, (iii) additional financing is not available to the Company upon terms as favorable as those previously available to the Company, which may limit the Company's business growth, including its ability to effect potential acquisitions and (iv) the Company may not be able to maintain its current dividend rate.

  The Company's credit facilities and other indebtedness contain numerous financial and other covenants that affect and restrict the Company's business. The ability of the Company to meet its debt service obligations and capital expenditure needs, maintain its dividend rate and comply with the covenants and financial requirements in the credit facilities and other indebtedness will largely depend on the future performance of the Company and availability of additional financing to repay and refinance bank debt, both of which will be subject to prevailing economic, market and competitive conditions and to other factors beyond the Company's control. The breach of any of the covenants or financial requirements in the credit facilities or other indebtedness could result in a default thereunder, which would permit the lenders to declare the loans immediately payable and to terminate future lending commitments.

  As of December 31, 1998, Equistar, LYONDELL-CITGO Refining LP ("LCR") and Lyondell Methanol Company, L.P. ("Lyondell Methanol") (collectively, the "Joint Ventures") had, in the aggregate, outstanding debt of approximately $2.9 billion and owners' equity of $4.6 billion. The ability of the Joint Ventures to distribute cash to the Company is limited by their respective debt service obligations. In addition, a default under certain Joint Venture debt agreements would constitute a cross-default under the Company's credit facilities. Certain debt instruments that were assumed by Equistar, but as to which Lyondell remains an obligor as well, contain provisions that generally provide that holders of such debt may, under certain limited circumstances, require an obligor to repurchase the debt ("Put Rights"). The Put Rights would be triggered by a specified decline in public ratings on such debt following
(i) certain events affecting control of Lyondell or Equistar or (ii) the making by Lyondell or Equistar of certain dividends, distributions or repurchases in excess of specified amounts. The debt subject to the Put Rights consists of $150 million aggregate principal amount of notes maturing in June 1999, bearing interest at 10 percent, and $163 million aggregate principal amount of medium-term notes maturing at various dates through 2005, with a weighted average interest rate at December 31, 1998 of 9.87 percent. To date, these Put Rights have not been triggered.

Industry Cyclicality and Overcapacity

  The Company's historical operating results reflect the cyclical and volatile nature of both the chemical and refining industries. The Company experienced earnings declines in the fourth quarter of 1998 compared to the third quarter of 1998 primarily because of lower prices in both the chemicals and refining industries. Both industries are mature and capital intensive, and industry margins are sensitive to supply and demand balances, which have historically been cyclical. The chemical industry historically has experienced alternating periods of tight supply, causing prices and profit margins to increase, followed by periods of substantial capacity additions, resulting in oversupply and declining prices and profit margins. Due to the commodity nature of most of the Company's products, the Company is not necessarily able to protect its market position by product differentiation or to pass on cost increases to its customers. Accordingly, increases in raw material and other costs do not necessarily correlate with changes in product prices, either in the direction of the price change or in absolute magnitude. Moreover, a number of participants in various segments of the chemical industry have announced plans for expansion of plant capacity. There can be no assurance that future growth in product demand will be sufficient to utilize this additional, or even current, capacity. Excess industry capacity, to the extent it occurs, depresses the Company's volumes and margins. As a result, the Company's earnings are subject to significant fluctuation.

  External factors beyond the Company's control, such as general economic conditions, competitor action, international events and circumstances and governmental regulation in the United States and abroad, can cause volatility in feedstock prices, as well as fluctuations in demand for the Company's products, product prices, volumes and margins, and can magnify the impact of economic cycles on the Company's business. A number of the Company's products are highly dependent on durable goods markets, such as housing and automotive, that are particularly cyclical.

Intense Competition

  The chemical industry is highly competitive. Many of the Company's competitors are larger and have greater financial resources than the Company. Among Lyondell's chemical competitors are some of the world's largest chemical companies, including The Dow Chemical Company, Shell Chemical, BASF AG, Bayer AG and Union Carbide Corporation. In the past several years, there have been a number of mergers, acquisitions and spin-offs in the chemical industry. This restructuring activity may result in fewer but more competitive producers with greater financial resources than the Company.

  Competition within the chemical industry is affected by a variety of factors, including product price, reliability of product supply, technical support, customer service, product quality and availability to the market of potential substitute materials. Changes in the competitive environment, including (i) the emergence of new competitors, (ii) the rate of capacity additions by competitors, (iii) the intensification of price competition in the Company's markets, (iv) the introduction of new or substitute products by competitors, (v) technological innovations by competitors and (vi) new environmental laws and regulatory requirements, could have a material adverse effect on the business and operations of the Company.

Potential Difficulties in Integrating Recently Acquired and Combined
Operations

  The Company acquired Lyondell Chemical Worldwide, Inc. (formerly ARCO Chemical Company) ("LCW") in July 1998. The Company combined its petrochemicals and polymers business with that of Millennium Chemicals Inc. to form Equistar Chemicals, LP in December 1997. Equistar was expanded by the addition of certain businesses previously held by Occidental Petroleum Corporation in May 1998. The process of integrating the operations of LCW with the Company has only recently begun, and the process of integrating the operations of Equistar is not complete.

  As is the case with any integration of major businesses that previously operated independently, the integration processes for LCW and for Equistar will require the dedication of significant management and operational resources. The difficulties of combining operations may be exacerbated by the necessity of coordinating geographically separate organizations, integrating personnel with disparate business backgrounds and combining different transaction processing and financial reporting systems and processes and corporate cultures. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the combined enterprise's business. In addition, the Company may suffer a loss of key employees, customers or suppliers, loss of revenues, increases in costs or other difficulties, some of which may not have been foreseen. There can be no assurance that the Company will be able to realize the operating efficiencies, cost savings and other benefits that are sought from such transactions. Difficulties encountered in the integration processes could have a material adverse effect on the business and operations of the Company.

Acquisitions, Dispositions and Joint Ventures

  Each of Lyondell and Equistar actively seeks opportunities to maximize efficiency or value through various transactions. These transactions may include purchases or sales of assets or contractual arrangements or joint ventures that are intended to result in the realization of synergies, the creation of efficiencies or the generation of cash to reduce indebtedness. To the extent permitted under Lyondell's and Equistar's credit facilities and other indebtedness, some of these transactions may be financed by additional borrowings by Lyondell or Equistar or by the issuance of equity securities. These transactions may often affect the results of operations of Lyondell or Equistar in the short term because of the costs associated with such transactions, but they are expected to yield longer-term benefits if the expected efficiencies and synergies of the transactions are realized. Factors such as those described in "--Potential Difficulties in Integrating Recently Acquired and Combined Operations" may make it difficult or impossible to realize such expected efficiencies and synergies.

Shared Control of Joint Ventures

  The Company conducts a substantial amount of its operations through its Joint Ventures. The Company shares control of these Joint Ventures with unaffiliated third parties.

  The Company's forecasts and plans with respect to these Joint Ventures assume that its joint venture partners will observe their obligations with respect to the Joint Ventures. In the event that any of the Company's joint venture partners do not observe their commitments, it is possible that the affected Joint Venture would not be able to operate in accordance with its business plans or that the Company would be required to increase its level of commitment in order to give effect to such plans.

  As with any such joint venture arrangements, differences in views among the joint venture participants may result in delayed decisions or in failures to agree on major matters, potentially adversely affecting the business and operations of the Joint Ventures and in turn the business and operations of the Company.

Joint Venture Structure

  The Company conducts a substantial amount of its operations through its Joint Ventures. The Company's ability to meet its debt service obligations is dependent, in part, upon the receipt of distributions from its Joint Ventures. Subject to the provisions of the applicable debt agreements, future borrowings by the Company's Joint Ventures may contain restrictions or prohibitions on the payment of distributions by such Joint Ventures to the Company. Under applicable state law, the Company's Joint Ventures may be limited in amounts that they are permitted to pay as distributions on their equity interests.

Importance of Crude Oil Supply Agreement and Related Risks

  Substantially all of the crude oil used by LCR as a feedstock for its refinery is purchased under the Crude Supply Agreement with PDVSA Petroleo y Gas S.A. ("PDVSA Oil"), which, like CITGO Petroleum Corporation ("CITGO"), is a subsidiary of Petroleos de Venezuela, S.A., the Venezuelan national oil company. The Crude Supply Agreement was entered into in 1993 and the Company experienced the full effects of the Crude Supply Agreement beginning in 1997. The Crude Supply Agreement incorporates formula prices to be paid by LCR for the crude oil supplied based on the market value of a slate of refined products deemed to be produced from each particular crude oil or feedstock, less (i) certain deemed refining costs adjustable for inflation and energy costs, (ii) certain actual costs, including crude oil transportation costs, import duties and taxes and (iii) a deemed margin, which varies according to the grade of crude oil or other feedstock delivered. Deemed margins and deemed costs are adjusted periodically based on inflation rates for specific deemed cost components. Adjustments to margins track, but are less than, inflation rates. Because deemed operating costs and the slate of refined products deemed to be produced from a given barrel of crude oil or other feedstock do not necessarily reflect the actual costs and yields in any period and also because the market value of the refined products used in the pricing formula does not necessarily reflect the actual price received for the refined products, the actual refining margin earned by LCR varies depending on, among other things, the efficiency with which LCR conducts its operations from time to time. Although LCR believes that the Crude Supply Agreement reduces the volatility of its earnings and cash flows, the Crude Supply Agreement also limits LCR's ability to enjoy higher margins during periods when the market price of crude oil is low relative to the then current market prices for refined products. In addition, if the actual yields, costs or volumes of the LCR refinery differ substantially from those contemplated by the Crude Supply Agreement, the benefits of this agreement to LCR could be substantially diminished, and could result in lower earnings and cash flow for LCR. Furthermore, there may be periods during which LCR's costs for crude oil under the Crude Supply Agreement may be higher than might otherwise be available to LCR from other sources.

  There are risks associated with enforcing the provisions of contracts with companies such as PDVSA Oil that are non-United States affiliates of a sovereign nation. It is impossible to predict how governmental policies may change under the current or any subsequent Venezuelan government. In addition, there are risks associated with enforcing judgments of United States courts against entities whose assets are located outside of the United

States and whose management does not reside in the United States. In addition, all of the crude oil supplied by PDVSA Oil under the Crude Supply Agreement is produced in Venezuela, a country that has experienced economic difficulties and attendant social and political unrest in recent years. If the Crude Supply Agreement is modified or terminated or this source of crude oil is otherwise interrupted due to production difficulties, OPEC-mandated supply cuts, political or economic events in Venezuela or other factors, LCR could experience significantly greater volatility in its earnings and cash flows. The parties each have the right to transfer their interests in LCR to unaffiliated third parties in certain circumstances, subject to reciprocal rights of first refusal. In the event that CITGO were to transfer its interest in LCR to an unaffiliated third party, PDVSA Oil would have an option to terminate the Crude Supply Agreement. Depending on then current market conditions, any breach or termination of the Crude Supply Agreement could adversely affect LCR, since LCR would have to purchase all of its crude oil feedstocks in the merchant market, which could subject LCR to significant price fluctuations. There can be no assurance that alternative crude oil supplies providing similar margins would be available for purchase by LCR.

  In late April 1998, LCR received notification from PDVSA of reduced delivery of crude oil related to announced OPEC production cuts. In August 1998, LCR began receiving reduced allocations of crude oil from PDVSA. Following additional cutbacks announced by OPEC in late March 1999, LCR anticipates further reductions in its allocation of crude oil under the Crude Supply Agreement. Historically Venezuela has complied with OPEC-mandated supply cuts by reducing crude supply. Decreased allocations of PDVSA crude oil tend to reduce LCR's pretax income and, accordingly, Lyondell's pro rata share of LCR's income. OPEC-mandated supply cuts are a force majeure event under the Crude Supply Agreement for which the Company has no contractual remedy. While to date LCR has been able to obtain alternate supplies of crude oil, the margin for these crude oils has been less than for the extra heavy Venezuelan crude oil purchased under the Crude Supply Agreement. There can be no assurance that PDVSA will not announce further cutbacks in crude oil production thereby reducing LCR's allocation of extra heavy crude oil or that LCR will be able to continue to obtain adequate alternative supplies of crude oil or at what cost Lyondell will be able to obtain such substitute crude oil.

Operating Hazards

  The occurrence of material operating problems, including, but not limited to, the events described below, may have a material adverse effect on the productivity and profitability of a particular manufacturing facility, or on the Company as a whole, during and after the period of such operational difficulties. The Company's revenues are dependent on the continued operation of its various production facilities (including the ability to complete construction projects on schedule). The Company's operations are subject to the usual hazards associated with chemical manufacturing and refining and the related storage and transportation of feedstocks, products and wastes, including pipeline leaks and ruptures, explosions, fires, inclement weather and natural disasters, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, remediation complications, chemical spills, discharges or releases of toxic or hazardous substances or gases, storage tank leaks and other environmental risks. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. Furthermore, the Company is also subject to present and future claims with respect to workplace exposure, workers' compensation and other matters. The Company maintains property, business interruption and casualty insurance which it believes is in accordance with customary industry practices, but it is not fully insured against all potential hazards incident to its business.

Environmental Considerations

  The Company's operations and ownership and use of real property are subject to extensive environmental, health and safety laws and regulations promulgated by domestic and foreign governments at both the national and local level. Many of these laws and regulations impose requirements relating to the clean-up of contamination, impose liability in the event of damage of natural resources and provide for substantial fines and potential criminal sanctions for violations. The nature of the chemical and refining industries exposes the Company to risks of liability under such laws and regulations due to the production, refining, storage, transportation and sale of materials that can cause contamination or personal injury if released into the environment. In addition, individuals could seek damages for alleged personal injury or property damage due to exposure to chemicals at the Company's facilities or to chemicals otherwise owned or controlled by the Company. Environmental laws may have a significant effect on the nature and scope of cleanup of contamination at current and former operating facilities, the costs of transportation and storage of feedstocks and finished products and the costs of the storage and disposal of wastes. Also, "Superfund" statutes may impose joint and several liability for the costs of remedial investigations and actions on the entities that generated waste, arranged for disposal of the wastes, transported to or selected the disposal sites and the past and present owners and operators of such sites. All such responsible parties (or any one of them, including the Company) may be required to bear all of such costs regardless of fault, legality of the original disposal or ownership of the disposal site.

  The Company expects that the nature of its businesses will continue to subject the Company to increasingly stringent environmental and health and safety laws and regulations. It is difficult to predict the future interpretation and development of such laws and regulations or their impact on future earnings and operations, but the Company anticipates that these standards will continue to require increased capital expenditures and operating costs. In particular, the ultimate effect of the Clean Air Act on the Company's operations will depend on how the law is interpreted and implemented pursuant to regulations that are currently being developed and on additional factors such as the evolution of environmental control technologies.

  The Company's policy is to accrue costs relating to environmental matters when it is probable that such costs will be required and the related costs can be reasonably estimated. Estimated costs for future environmental compliance and remediation or other costs are necessarily imprecise due to such factors as the continuing evolution of environmental laws and regulatory requirements, the availability and application of technology, the identification of presently unknown remediation sites and the allocation of costs among the responsible parties under applicable statutes. On a quarterly basis, the Company evaluates the status of all significant existing or potential environmental issues, develops or revises estimates of costs to satisfy known remediation requirements (including those relating to "Superfund" requirements) and adjusts its accruals accordingly; as of December 31, 1998, the reserve was $48 million. Based upon information presently available, the Company does not expect that such future costs will have a material adverse effect on its competitive or financial position or its ongoing results of operations. However, it is not possible to predict accurately the amount or timing of costs of any future environmental remediation requirements. Such costs could be material to future quarterly or annual results of operations.

MTBE

  Pending or future legislative initiatives or litigation may materially adversely affect the Company's MTBE sales or subject the Company to products liability. The presence of MTBE in some water supplies in California and other states due to gasoline leaking from underground storage tanks and in surface water from recreational water craft has led to public concern that MTBE may contaminate drinking water supplies, and thereby result in a possible health risk. The Governor of California has announced an intention to eliminate MTBE from gasoline sold in California by December 31, 2002. There have been claims that MTBE travels more rapidly through soil, and is more soluble in water, than most other gasoline components, and is more difficult and more costly to remediate. Heightened public awareness about MTBE has resulted in certain state and federal legislative initiatives that have sought either to rescind the oxygenate requirement for reformulated gasoline sold in California and other states or restrict the use of MTBE. There is ongoing review of this issue and the ultimate resolution of the appropriateness of using MTBE could result in a significant reduction in the Company's MTBE sales.

  In addition, the Company has a take-or-pay MTBE sales contract with Atlantic Richfield Company ("ARCO"), which contributes significant pre-tax margin. If such legislative initiatives were enacted, ARCO has indicated that it might attempt to invoke a force majeure provision in the ARCO contract in order to reduce the quantities of MTBE it purchases under, or to terminate, the contract. The Company would vigorously dispute such action. The contract has an initial term expiring December 31, 2002 and provides for formula-based prices that are currently significantly above spot market prices for MTBE. A significant reduction in the Company's sales under the ARCO contract could have a negative impact on the Company's results of operations.

Foreign Operations, Country Risks and Exchange Rate Fluctuations


  International operations and exports to foreign markets are subject to a number of risks, including currency exchange rate fluctuations, trade barriers, exchange controls, national and regional labor strikes, political risks and risks of increases in duties and taxes, as well as changes in laws and policies governing operations of foreign-based companies. Although the Company uses various types of foreign currency forward, option and swap contracts to reduce foreign exchange exposures with respect to revenues, capital commitments and other expenses denominated in foreign currencies, there can be no assurance that such hedging techniques will protect the Company's reported results against such risks or that the Company will not incur material losses on such contracts. In addition, earnings of foreign subsidiaries and intercompany payments may be subject to foreign income tax rules that may reduce cash flow available to meet required debt service and other obligations of the Company.

  A number of Asian and Latin American economies have experienced economic difficulties in recent periods. Prolonged economic difficulties in the Asian and Latin American markets could significantly impact worldwide demand and thereby place downward pressure on margins, which, if material, could in turn have an adverse effect on the business and operations of the Company.

Significant Fluctuations in Quarterly Results

  The Company's quarterly results will vary significantly depending on various factors, most of which are beyond the Company's control, including changes in product prices, product demand, raw material costs or supply arrangements; regional business activities, including a lower level of economic activity in Europe during the summer; adverse developments in foreign markets; fluctuations in shipments to customers; foreign exchange fluctuations; unanticipated expenses; changes in interest rates; and the scheduling of plant turnarounds.

Change of Control Related Provisions

  Under the Company's credit facilities, a change in control of the Company is an event of default, which would permit the lenders to declare the loans thereunder immediately payable and to terminate future lending commitments. Under the credit facilities, with certain exceptions, a change in control is deemed to occur if any person or group acquires 20% or more of the Company's Common Stock or there has generally been a change in a majority of the Company's Board of Directors. The Company has adopted a stockholders' rights plan. In addition, the Delaware General Corporation Law contains provisions that impose restrictions on business combinations with interested parties and the Company's By-Laws contain certain advance notice provisions. The provisions of the credit facilities, the Delaware General Corporation Law, the Company's stockholders' rights plan and the Company's By-Laws (as well as the Put Rights described under "--High Leverage and Related Matters" above) may have the effect of delaying, deferring or preventing a change in control of the Company, which could prevent the Company's stockholders from receiving a takeover premium for their Common Stock.

                                USE OF PROCEEDS

  Except as otherwise described in any Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used for general corporate purposes, which may include, but are not limited to, repayment or refinancing of indebtedness, working capital, capital expenditures, acquisitions and repurchases or redemptions of debt or equity securities of Lyondell, and may initially be invested in short-term securities.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

                                                       Years Ended December 31,
                                                       ------------------------
                                                       1998 1997 1996 1995 1994
                                                       ---- ---- ---- ---- ----
Ratio of earnings to fixed charges(a)................. 1.2x 4.6x 2.2x 6.8x 4.8x
Supplemental pro forma ratio of earnings to fixed
 charges(b)........................................... 1.1x

--------

(a) The ratio of earnings to fixed charges has been calculated including amounts for Lyondell and its proportionate share of amounts for Equistar (57 percent through May 15, 1998 and 41 percent thereafter), LCR (58.75 percent for the year ended December 31, 1998, 86 percent for the first quarter of 1997 and 58.49 percent for the remainder of 1997) and Lyondell Methanol (75 percent for the year ended December 31, 1998), for the periods in which Lyondell accounted for its respective investment in each such Joint Venture using the equity method of accounting. Lyondell remains liable on approximately $713 million of debt for which primary responsibility was assumed by Equistar in connection with its formation. Fixed charges include interest expense plus capitalized interest and the portion of rental expense that represents an interest factor.

(b) The supplemental pro forma ratio of earnings to fixed charges gives effect to the acquisition of LCW and the debt issued by the Company pursuant to the related credit facilities as if such transactions had occurred as of January 1, 1998.


                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company currently consists of 250,000,000 shares of Common Stock, par value $1.00 per share, and 80,000,000 shares of preferred stock, par value $.01 per share. The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and the Amended and Restated By-Laws of the Company, as amended (the "By-Laws"), copies of which are filed as exhibits to the Company's Annual Report on Form 10-K.

Common Stock

  The Company is currently authorized to issue 250,000,000 shares of Common Stock, of which 77,021,797 shares of Common Stock were outstanding at December 31, 1998.

  Holders of Common Stock ("Stockholders") are entitled (i) to receive such dividends as may from time to time be declared by the Board of Directors of the Company; (ii) to one vote per share on all matters on which the Stockholders are entitled to vote; (iii) to act by written consent in lieu of voting at a meeting of Stockholders; and (iv) to share ratably in all assets of the Company available for distribution to the Stockholders, in the event of liquidation, dissolution or winding up of the Company. The holders of a majority of the shares of Common Stock represented at a meeting can elect all of the directors.

  Shares of Common Stock are not liable to further calls or assessments by the Company for any liabilities of the Company that may be imposed on its Stockholders under the laws of the State of Delaware, the state of incorporation of the Company. There are no preemptive rights for the Common Stock in the Certificate of Incorporation.

  The Transfer Agent, Registrar and Dividend Disbursing Agent for the Common Stock is The Bank of New York.

Preferred Stock

  The Company is currently authorized to issue up to 80,000,000 shares of Preferred Stock, $.01 par value per share. The Board of Directors is able to specify the precise characteristics of the Preferred Stock to be issued, in light of current market conditions and the nature of specific transactions, and is not required to solicit further authorization from Stockholders for any specific issue of Preferred Stock. The Board of Directors has no present intention to issue any series of Preferred Stock.

  The Board of Directors has adopted a policy providing that no future issuance of Preferred Stock will be effected without Stockholder approval unless the Board of Directors (whose decision shall be conclusive) determines in good faith (i) that such issuance is primarily for the purpose of facilitating a financing, an acquisition or another proper corporate objective or transaction, and (ii) that any anti-takeover effects of such issuance are not the Company's primary purpose for effecting such issuance. The Board of Directors will not amend or revoke this policy without giving written notice to the holders of all outstanding shares of the Company's stock; however, no such amendment or revocation will be effective, without Stockholder approval, to permit a subsequent issuance of Preferred Stock for the primary purpose of obstructing a takeover of the Company by any person who has, prior to such written notice to stockholders, notified the Board of Directors of such person's desire to pursue a takeover of the Company.

Rights to Purchase Common Stock

  On December 8, 1995, the Board of Directors of Lyondell declared a dividend of one right ("Right") for each outstanding share of the Company's Common Stock, par value $1.00 per share, to Stockholders of record at the close of business on December 20, 1995. Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a purchase price of $80 per share of Common Stock, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of December 8, 1995 as it may from time to time be supplemented or amended (the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent.

  Initially, the Rights will be attached to all certificates representing outstanding shares of Common Stock, and no separate certificates for the Rights ("Rights Certificates") will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur, with certain exceptions, upon the earlier of (i) ten days following a public announcement of the existence of an "Acquiring Person" (the date of the announcement being the "Stock Acquisition Date"), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person becoming an Acquiring Person.

  An "Acquiring Person" is any person or group of affiliated or associated persons that has acquired or obtained the right to acquire beneficial ownership of 15 percent or more of the outstanding shares of Common Stock, except that ARCO will not be or become an Acquiring Person unless and until such time as ARCO or any person affiliated or associated with ARCO acquires or becomes the beneficial owner of (or ARCO becomes affiliated or associated with any person who, collectively with ARCO, is the beneficial owner of) more than the lesser of (i) 1,000,000 shares of Common Stock in addition to those ARCO beneficially owned as of December 8, 1995 (or in addition to any lesser number of shares ARCO beneficially owns from time to time thereafter) or (ii) one share less than 50 percent of the shares of Common Stock outstanding at any time.

  In certain circumstances prior to the time a person has become an Acquiring Person, the Distribution Date may be deferred by the Board of Directors. Certain inadvertent acquisitions will not result in a person's becoming an Acquiring Person if the person promptly divests itself of sufficient Common Stock. Until the Distribution Date, (a) the Rights will be evidenced by the Common Stock certificates (together with this Summary of Rights or bearing the notation referred to below) and will be transferred with and only with such Common Stock certificates, (b) new Common Stock certificates issued after December 20, 1995 will contain a notation incorporating the Rights Agreement by reference and
(c) the surrender for transfer of any certificate for Common Stock (with or without a copy of this Summary of Rights) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 8, 2005, unless earlier redeemed or exchanged by the Company as described below.

  In the event (a "Flip-In Event") that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms that a majority of the independent directors of the Company determines to be fair to and otherwise in the best interests of the Company and its stockholders (a "Permitted Offer")), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Flip-In Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by or transferred to such Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement.

  In the event (a "Flip-Over Event") that, at any time from and after the time an Acquiring Person becomes such, (i) the Company is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50 percent or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights owned by such Acquiring Person or certain related parties) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right.

  At any time until the time a person becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.0005 per Right, payable, at the option of the Company, in cash, shares of Common Stock or such other consideration as the Board of Directors may determine. At any time after the occurrence of a Flip-In Event and prior to the occurrence of a Flip-Over Event or a person becoming the beneficial owner of 50 percent or more of the shares of Common Stock then outstanding, the Company may exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, and/or other equity securities deemed to have the same value as one share of Common Stock, per Right, subject to adjustment.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for the common stock of the acquiring company as set forth above or are exchanged as provided in the preceding paragraph.

  The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or securities convertible into Common Stock at less than the current market price of the Common Stock or
(iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

  Other than the redemption price, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company as long as the Rights are redeemable. Thereafter, the provisions of the Rights Agreement (other than the Redemption Price) may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption or amendment shall be made at such time as the Rights are not redeemable.

  The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by its Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at a time when the Rights are redeemable.

  A copy of the Rights Agreement is filed as an exhibit to the Company's Annual Report on Form 10-K. This summary description of the Rights is qualified in its entirety by reference thereto.

Voting Rights

  Each holder of shares of Common Stock, except where otherwise provided by law or the Certificate of Incorporation, is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his, her or its name on the books of the Company. The Common Stock does not have cumulative voting rights. Holders of the Preferred Stock, if any, will only be entitled to vote upon the election of directors or upon any questions affecting the Company if and to the extent that the holders of any series of Preferred Stock are granted voting rights fixed for such series by the Board of Directors in the resolution creating such series.

Delaware Section 203

  The Company is a Delaware corporation and is subject to Section 203 of the General Corporation Law of Delaware ("Delaware Law"). In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with the Company for three years following the date that person becomes an interested stockholder unless
(a) before that person became an interested stockholder, the Company's Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (b) upon completion of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the Company's voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer) or (c) following the transaction in which that person became an interested stockholder, the business combination is approved by the Company's Board of Directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding Company voting stock not owned by the interested stockholder.

  Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the Company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the Company's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

Limitation on Directors' Liability

  Delaware Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The Certificate of Incorporation limits the liability of directors of the Company to the Company or its stockholders to the fullest extent permitted by Delaware Law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware Law or (iv) for any transaction from which the director derived an improper personal benefit.

  The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

Provisions of the Company's By-Laws

  Certain provisions of the By-Laws establish time periods during which appropriate stockholder proposals must be delivered to the Company for consideration at special and annual meetings called by the Company. The By-Laws provide, among other things, that stockholders making nominations for the Board of Directors at, or bringing other business before, an annual or special meeting of stockholders must provide timely written notice to the Company thereof (timely notice being required to be no later than 90 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by a mailing to stockholders, in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a filing with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 more than 90 days prior to the meeting, such notice, to be timely, must be delivered to the Board of Directors not later than the close of business on the tenth day following the day on which the date of the meeting was first so publicly announced).

Limitation on Changes in Control

  The Rights and Rights Agreement, certain provisions of the Company's By-Laws and the provisions of Section 203 of Delaware Law could have the effect of delaying, deferring or preventing a change in control of the Company. This could be the case, notwithstanding that a majority of the stockholders might benefit from such a change in control or offer.

              MARKET FOR COMMON STOCK AND COMMON STOCK DIVIDENDS

  The Common Stock is listed on the New York Stock Exchange under the symbol "LYO." The reported high and low sale prices of the Common Stock on the New York Stock Exchange (New York Stock Exchange Composite Tape) for each quarter from January 1, 1997 through March 30, 1999, inclusive, were as set forth below.

                              Period                         High      Low
                              ------                         ----      ---
      1997:
        First Quarter....................................... 25 1/2    21 5/8
        Second Quarter...................................... 23 5/8    18 3/8
        Third Quarter....................................... 27 3/8    21 7/8
        Fourth Quarter...................................... 27 1/4    23 15/16
      1998:
        First Quarter....................................... 36 1/8    23 1/4
        Second Quarter...................................... 38 1/8    26 1/2
        Third Quarter....................................... 30 15/16  19 1/2
        Fourth Quarter...................................... 22 7/16   15
      1999:
        First Quarter (through March 30, 1999).............. 18 1/8    13 1/8

  During the last thirteen quarters, Lyondell has declared $.225 per share quarterly cash dividends (which were paid in the subsequent quarter). The declaration and payment of dividends is at the discretion of the Board of Directors. The future declaration and payment of dividends and the amount thereof will be dependent upon the Company's results of operations, financial condition, cash position and requirements, investment opportunities, future prospects and other factors deemed relevant by the Board of Directors. Subject to these considerations and to the legal considerations discussed in the following paragraph, the Company currently intends to distribute to its Stockholders cash dividends on its Common Stock at a quarterly rate of $.225 per share. During 1998, the Company paid $70 million in dividends. During the first quarter of 1999, the Company paid $17 million in dividends.

  Certain debt instruments which were assumed by Equistar, but as to which Lyondell remains an obligor as well, contain the Put Rights provisions. Among other things, the Put Rights may be triggered by the making by either of Lyondell or Equistar of certain unearned distributions to stockholders or partners, respectively, other than regular dividends, that are followed by a specified decline in public ratings on such debt. Regular dividends are those quarterly cash dividends determined in good faith by the Board of Directors (whose determination is conclusive) to be appropriate in light of the Company's results of operations and capable of being sustained. Lyondell's credit facilities also could limit the Company's ability to pay dividends under certain circumstances.

  The operation of certain of the Company's employee benefit plans may result in the issuance of Common Stock upon the exercise of options granted to employees of the Company, including its officers. Although the terms of these plans provide that additional shares may be issued to satisfy the Company's obligations under the options, the Company generally intends to cause Common Stock to be repurchased in the market in order to satisfy these obligations.

                        DESCRIPTION OF DEBT SECURITIES

  The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate (the "Offered Debt Securities"). The particular terms of the Offered Debt Securities and the extent to which such general provisions may apply will be described in a Prospectus Supplement relating to such Offered Debt Securities.

  The Debt Securities will be general unsecured obligations of the Company and will constitute either senior debt securities or subordinated debt securities. In the case of Debt Securities that will be senior debt securities ("Senior Debt Securities"), such Debt Securities will be issued under an Indenture (the "Senior Indenture") between the Company and a trustee under the Senior Indenture (the "Senior Trustee"), and will rank pari passu with all other unsecured and unsubordinated debt of the Company. In the case of Debt Securities that will be subordinated debt securities ("Subordinated Debt Securities"), such Debt Securities will be issued under an Indenture (the "Subordinated Indenture") between the Company and a trustee under the Subordinated Indenture (the "Subordinated Trustee"), and will rank junior to all Senior Indebtedness (as defined below) of the Company (including any Senior Debt Securities) that may be outstanding from time to time. The Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures," and the Senior Trustee and the Subordinated Trustee are sometimes hereinafter referred to individually as a "Trustee" and collectively as the "Trustees."

  The following description does not purport to be complete. It is qualified in its entirety by reference to the text of the Form of Senior Indenture and the Form of Subordinated Indenture, copies of which are filed as exhibits to this Registration Statement and may be inspected in the same manner as set forth under "Available Information." Certain defined terms in the Indentures are capitalized herein.

     Provisions Applicable to Both Senior and Subordinated Debt Securities

General

  The Indentures do not limit the aggregate principal amount of Debt Securities that can be issued thereunder and provide that Debt Securities may be issued from time to time thereunder in one or more series, each in an aggregate principal amount authorized by the Company prior to issuance. The Indentures do not limit the amount of other unsecured indebtedness or securities that may be issued by the Company.

  Unless otherwise indicated in a Prospectus Supplement, the Debt Securities will not benefit from any covenant or other provision that would afford Holders of such Debt Securities special protection in the event of a highly leveraged transaction involving the Company or that would give holders of the Debt Securities the right to require the Company to repurchase their securities in the event of a decline in the credit rating of the Company's debt securities resulting from a takeover, recapitalization or similar restructuring or otherwise.

  Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities: (i) the title and aggregate principal amount of the Offered Debt Securities; (ii) whether such Offered Debt Securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in temporary global form or permanent global form, and if so, whether beneficial owners of interests in any such global security may exchange such interests for physical securities, and the initial depositary for any global security; (iii) the date or dates on which the principal of and premium, if any, on the Offered Debt Securities are payable or the method of determination thereof; (iv) the rate or rates, or the method of determination thereof, at which the Offered Debt Securities will bear interest, if any; (v) whether and under what circumstances Additional Amounts with respect to the Offered Debt Securities will be payable; (vi) the date or dates from which such interest will accrue; (vii) the interest Payment Dates on which such interest will be payable and the record date for the interest payable on any Offered Debt Securities on any Interest Payment Date; (viii) the Person to whom any interest on the Offered Securities will be payable;
(ix) the place or places where the principal of, premium

(if any) and interest and any Additional Amounts with respect to the Offered Debt Securities will be payable; (x) the period or periods within which, the price or prices at which and the terms and conditions upon which Offered Debt Securities may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option; (xi) the obligation, if any, of the Company to redeem, purchase or repay Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Offered Debt Securities will be redeemed, purchased or repaid in whole or in part pursuant to such obligation; (xii) if other than denominations of $1,000 and any integral multiple thereof, the denomination in which the Offered Debt Securities will be issuable; (xiii) the currency or currencies (including composite currencies), if other than U.S. dollars, in which payment of principal, premium (if any) and interest on and any Additional Amounts with respect to the Offered Debt Securities will be payable; (xiv) if such payments are to be payable, at the election of the Company or a holder thereof, in a currency or currencies (including composite currencies) other than that in which the Offered Debt Securities are stated to be payable, the currency or currencies (including composite currencies) in which such payments as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made; (xv) if the amount of such payments may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts will be determined; (xvi) if other than the entire principal amount thereof, the portion of the principal amount of Offered Debt Securities that will be payable upon declaration of acceleration of the maturity thereof; (xvii) any additional means of satisfaction and discharge of the applicable Indenture and any additional conditions or limitations to discharge with respect to the Offered Debt Securities pursuant to the applicable Indenture or any modifications of or deletions from such conditions or limitations; (xviii) any deletions or modifications of or additions to the Events of Default or covenants of the Company pertaining to the Offered Debt Securities; (xix) any restrictions or other provisions with respect to the transfer or exchange of Offered Debt Securities; (xx) if the Offered Debt Securities are to be convertible into or exchangeable for Capital Stock, other debt securities (including Debt Securities), warrants, other equity securities or any other securities or property of the Company or any other Person, at the option of the Company or the holder or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange; and (xxi) any other terms of the Offered Debt Securities.

  The Debt Securities will be issued in registered form. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Substantially all of the Company's operating income and cash flow is generated by its subsidiaries and joint ventures. As a result, funds necessary to meet the Company's debt service obligations are provided in part by distributions or advances from its subsidiaries and joint ventures. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of the Company's subsidiaries and joint ventures, could limit the Company's ability to obtain cash from its subsidiaries and joint ventures for the purpose of meeting its debt service obligations, including the payment of principal and interest on Debt Securities. The claims of creditors of the subsidiaries and joint ventures will effectively have priority with respect to the assets and earnings of such companies over the claims of creditors of the Company, including the holders of Debt Securities.

  Offered Debt Securities may be sold at a discount (which may be substantial) below their stated principal amount bearing no interest or interest at a rate that at the time of issuance is below market rates. Any material United States federal income tax consequences and other special considerations applicable thereto will be described in the Prospectus Supplement relating to any such Offered Debt Securities.

  If any of the Offered Debt Securities are sold for any foreign currency or currency unit (including a composite currency) or if the principal, premium (if any) or interest on or any Additional Amounts with respect to any of the Offered Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such Offered Debt Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.

Consolidation, Merger and Sale of Assets

  The Indentures provide that the Company will not, in any transaction or series of transactions, consolidate with or merge into any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless: (i) either (a) the Company shall be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or to which such sale, lease, conveyance, transfer or other disposition shall be made, is organized and validly existing under the laws of the United States of America, any political subdivision thereof or any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on and Additional Amounts with respect to all the Debt Securities and the performance of the Company's covenants and obligations under such Indenture and the Debt Securities; (ii) immediately after giving effect to such transaction or series of transactions, no default or Event of Default shall have occurred and be continuing or would result therefrom; (iii) the Company delivers to the Trustee an officer's certificate and an Opinion of Counsel, each stating that the transaction and such supplemental indenture comply with the applicable Indenture and (iv) the Company complies with any provisions provided for with respect to any series of Debt Securities.

Events of Default

  Unless otherwise provided with respect to any series of Debt Securities, the following are Events of Default under each Indenture with respect to the Debt Securities of such series issued under such Indenture: (i) default by the Company for 30 days in payment of any interest or any Additional Amounts with respect to any Debt Securities of such series; (ii) default by the Company in the payment of (a) any principal of any Debt Securities of such series at its maturity or (b) premium (if any) on any Debt Securities of such series when the same becomes due and payable; (iii) default by the Company for 30 days in the deposit of any sinking fund payment, when and as due by the terms of a Debt Security of such series; (iv) default by the Company in compliance with any of its other covenants or agreements in, or provisions of, the Debt Securities of such series or the applicable Indenture (other than an agreement, covenant or provision that has expressly been included in such Indenture solely for the benefit of one or more series of Debt Securities other than that series) which shall not have been remedied within 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the then outstanding Debt Securities affected by such default; (v) certain events involving bankruptcy, insolvency or reorganization of the Company; and (vi) any other Event of Default provided with respect to Debt Securities of that series. The Indentures provide that the Trustee may withhold notice to the holders of the Debt Securities of any default or Event of Default (except in payment of principal of, premium (if any) and interest on any Additional Amounts or any sinking fund installment with respect to Debt Securities of such series) if the Trustee considers it in the interest of the holders of such Debt Securities to do so.

  Each Indenture provides that if an Event of Default with respect to any Debt Securities of any series at the time outstanding occurs and is continuing (other than the event of default pursuant to (v) above), the applicable Trustee or the holders of at least 25% in principal amount of the then outstanding Debt Securities of the series affected by such default (or in the event of a default pursuant to (iv) above, 25% in principal amount of the securities affected) may declare the principal of and accrued and unpaid interest on all then outstanding Debt Securities of such series or of all series affected, as the case may be, to be due and payable. Upon such a declaration, the amounts due and payable on such Debt Securities will be due and payable immediately. If an event of default pursuant to (v) above occurs, then the principal of and accrued and unpaid interest on all then outstanding Debt Securities shall ipso facto become immediately due and payable without any declaration, notice or other act on the part of the Trustee or any holder. Under certain circumstances, the holders of a majority in principal amount of the outstanding Debt Securities of the series affected by such default or all series, as the case may be, may rescind any such acceleration and its consequences.

  Each Indenture provides that no holder of a Debt Security of any series may pursue any remedy under such Indenture unless (i) the holder gives the applicable Trustee written notice of a continuing Event of Default with respect to such series, (ii) the holders of at least 25% in principal amount of the then outstanding Debt Securities of such series make a written request to the applicable Trustee to pursue such remedy, (iii) such holder or holders offer to the applicable Trustee indemnity reasonably satisfactory to such Trustee, (iv) the Trustee shall have failed to act for a period of 60 days after receipt of such notice and offer of indemnity and (v) during such 60-day period, the holders of a majority in principal amount of the Debt Securities of that series do not give such Trustee a direction inconsistent with the request; however, such provision does not affect the right of a holder of a Debt Security to sue for enforcement of any overdue payment thereon.

  Each Indenture provides that the holders of a majority in principal amount of the then outstanding Debt Securities of a series or of all series affected, as the case may be, may direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any trust or power conferred on it not relating to or arising under an Event of Default, subject to certain limitations specified in such Indenture. Each Indenture requires the annual filing by the Company with the applicable Trustee of a written statement as to compliance with the covenants contained in such Indenture.

Modification and Waiver

  Modifications and amendments of each Indenture or the Debt Securities may be made by the Company and the applicable Trustee with the consent of the Holders of a majority in principal amount of the outstanding Debt Securities of all series affected by such amendment (acting as one class) under the applicable Indenture; provided, however, that no such modification, amendment, supplement or waiver may, without the consent of each Holder of any outstanding Debt Security so affected, (i) reduce the amount of Debt Securities whose holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Debt Security; (iii) reduce the principal of or premium on, or change the stated maturity of any Debt Security; (iv) reduce the premium, if any, payable upon the redemption of any Debt Security or change the time at which any Debt Security may or shall be redeemed; (v) change any obligation of the Company to pay Additional Amounts with respect to any Debt Security; (vi) make any Debt Security payable in money other than that stated in the Debt Security; (vii) impair the right to institute suit for the enforcement of any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Debt Security; (vii) make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the applicable Indenture; or (viii) waive a continuing Default or Event of Default in the payment of principal of, premium (if any) or interest on or Additional Amounts with respect to the Debt Securities. In addition, in the case of the Subordinated Debt Securities, no modification or amendment may be made to the Subordinated Indenture with respect to the subordination of any Subordinated Debt Security in a manner adverse to the Holder thereof without the consent of the Holder of each Subordinated Debt Security then outstanding affected thereby. The Indentures provide that amendments and supplements to, or waivers of any provision of, such Indenture may be made by the Company and the Trustee without the consent of any holders of Debt Securities in certain circumstances, including, among other things,
(a) to cure any ambiguity, omission, defect or inconsistency, (b) to provide for the assumption of the obligations of the Company under such Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company, (c) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities, or to provide for the issuance of bearer Debt Securities (with or without coupons),
(d) to secure any series of Debt Securities or to add guarantees of any series of Debt Securities, (e) to comply with any requirement in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939 or (f) to make any change that does not adversely affect any outstanding Debt Securities of any series in any material respect.

  The Indentures provide that the Holders of a majority in principal amount of the then outstanding Debt Securities of any series or of all series (acting as one class) may waive any existing or past default or Event of Default with respect to such series or all series, as the case may be, except (a) in the payment of the principal of, or premium (if any) or interest on or any Additional Amounts with respect to any Debt Securities or (b) in respect of a provision that under the proviso to the prior paragraph cannot be amended or supplemented without the consent of each Holder affected.

Defeasance

  The Indentures provide that the Company may, at its option, elect (a) to have all of the obligations of the Company discharged with respect to the Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated Debt Securities or maintain paying agencies and hold moneys for payment in trust) ("legal defeasance") or (b) to have its obligations terminated with respect to certain restrictive covenants of the Indenture ("covenant defeasance"), in which event certain Events of Default will no longer constitute Events of Default with respect to any Debt Securities, upon the deposit with the Trustee, in trust, of money or U.S. Government Obligations, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any, on) and interest on such Debt Securities on the dates such payments are due in accordance with the terms of the Debt Securities on their stated maturity or any redemption date. The Company is required to deliver to the Trustee an Opinion of Counsel to the effect that the deposit and related defeasance would not cause the Holders of the Debt Securities to recognize income, gain or loss for federal income tax purposes and, in the case of a legal defeasance pursuant to clause (a), such opinion must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Governing Law

  Each Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of laws to the extent the laws of another jurisdiction would be required thereby.

Trustees

  Each Indenture contains certain limitations on the right of the applicable Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. Each Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.

Form, Exchange, Registration and Transfer

  Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations in accordance with the applicable Indenture. Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the Person making the request. The Company has appointed the Trustee under each Indenture as Security Registrar for Debt Securities issued thereunder. If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. The Company is required to maintain an office or agency (which may be the office of the Trustee, the Security Registrar or the Paying Agent) in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

  In the event of any redemption in part, the Company shall not be required to
(i) register the transfer or exchange of any Debt Security of any series during a period beginning 15 Business Days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of such notice or (ii) register the transfer of or exchange any Debt Security called for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

Payment and Paying Agents

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal, premium (if any) and interest on and any Additional Amounts with respect to Debt Securities will be made in dollars at the office of the applicable Trustee, except that, at the option of the Company, payment of such amounts may be made by check mailed to the holder's registered address or, with respect to Global Debt Securities, by wire transfer. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest (except defaulted interest) on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the record date next preceding the Interest Payment Date for such interest.

  Unless otherwise indicated in an applicable Prospectus Supplement, the Trustee will be designated as a Paying Agent for the Company for payments with respect to Debt Securities issued under the applicable Indenture. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts.

  Subject to the requirements of any applicable abandoned property laws, each Trustee and Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium (if any), interest or any Additional Amounts that remain unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of such Trustee or Paying Agent with respect to such money shall cease.

Book-Entry Debt Securities

  The Debt Securities of a series may be issued, in whole or in part, in the form of one or more global Debt Securities that would be deposited with a depositary or its nominee identified in the applicable Prospectus Supplement. Global Debt Securities may be issued in either temporary or permanent form. The specific terms of any depositary arrangement with respect to any portion of a series of Debt Securities and the rights of, and limitations on, owners of beneficial interests in any such global Debt Security representing all or a portion of a series of Debt Securities will be described in the applicable Prospectus Supplement.

         Provisions Applicable Solely to Subordinated Debt Securities

  The payment of the principal of, premium, if any, and interest on and any Additional Amounts with respect to the Subordinated Debt Securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture and described in a Prospectus Supplement relating to any series of Subordinated Debt Securities, to the prior payment in full of all Senior Indebtedness of the Company. Unless otherwise indicated in an applicable Prospectus Supplement relating to any series of Subordinated Debt Securities, the following is a description of the Subordinated Debt Securities and the Subordinated Indenture.

  Unless otherwise provided with respect to Subordinated Debt Securities of a series and described in a Prospectus Supplement, the Subordinated Indenture provides that no payment may be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on or any Additional Amounts with respect to the Subordinated Debt Securities, or to acquire any of the Subordinated Debt Securities (including repurchases of Subordinated Debt Securities at the option of the Holder thereof) for cash or property (other than certain junior securities of the Company), or on account of the redemption provisions of the Subordinated Debt Securities, in the event of (i) default in the payment of any principal of, premium, if any, or interest on any Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist, or (ii) any other event of default with respect to any

Designated Senior Indebtedness permitting the holders of such Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, upon written notice thereof to the Company and the Subordinated Trustee by any holders of such Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) (the "Payment Blockage Notice"), unless and until such event of default shall have been cured or waived or otherwise has ceased to exist, provided that such payments may not be prevented under clause (ii) above for more than 179 days after an applicable Payment Blockage Notice has been received by the Subordinated Trustee unless the Designated Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until such acceleration has been rescinded or annulled or such Designated Senior Indebtedness has been paid in full. In the case of (ii) above, no event of default that existed or was continuing on the date of any Payment Blockage Notice (whether or not such event of default is on the same issue of Designated Senior Indebtedness) may be made the basis for the giving of a second Payment Blockage Notice, and only one such Payment Blockage Notice may be given in any 360-day period.

  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company (other than certain junior securities of the Company or from the trust described under "Defeasance") is received by the Subordinated Trustee or the Holders of Subordinated Debt Securities at a time when such payment or distribution is prohibited by the foregoing provisions, then, unless such payment or distribution is no longer prohibited by the foregoing provisions, such payment or distribution shall be received and held in trust by the Subordinated Trustee or such Holders or the Paying Agent for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Subordinated Trustee or such Holders or the Paying Agent, as the case may be, to the holders of the Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness in full after giving effect to any concurrent payment or distributions to or for the holders of such Senior Indebtedness.

  Upon any distribution of assets of the Company or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors, (i) the holders of all Senior Indebtedness of the Company will first be entitled to receive payment in full before the Holders of Subordinated Debt Securities are entitled to receive any payment on account of the principal of, premium, if any, and interest on or any Additional Amounts with respect to the Subordinated Debt Securities (other than certain junior securities of the Company or from the trust described under "Defeasance") and (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than certain junior securities of the Company or from the trust described under "Defeasance") to which the Holders of Subordinated Debt Securities or the Subordinated Trustee on behalf of such Holders would be entitled, except for the subordination provisions contained in the Subordinated Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Senior Indebtedness of the Company or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distributions to the holders of such Senior Indebtedness.

  No provision contained in the Subordinated Indenture or the Subordinated Debt Securities affects the obligation of the Company, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on and any Additional Amounts with respect to the Subordinated Debt Securities. The subordination provisions of the Subordinated Indenture and the Subordinated Debt Securities do not prevent the occurrence of any default or Event of Default under the Subordinated Indenture or limit the rights of the Subordinated Trustee or any Holder of Subordinated Debt Securities, subject to the two preceding paragraphs, to pursue any other rights or remedies with respect to the Subordinated Debt Securities.

  As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of the Company or any of its subsidiaries or joint ventures or a marshaling of assets or liabilities of the Company and its subsidiaries and joint ventures, Holders of Subordinated Debt Securities may receive ratably less than other creditors.

  The term "Senior Indebtedness" of the Company, unless otherwise provided with respect to the Subordinated Debt Securities of a series and described in the Prospectus Supplement relating thereto, is defined in the Subordinated Indenture as (i) all Indebtedness and other monetary obligations (including expenses and fees) under the Credit Agreement dated as of July 23, 1998 (the "Existing Credit Facility") among the Company, the lenders and agents party thereto, DLJ Capital Funding, Inc., as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time, and
(ii) all other Indebtedness, unless, by the terms of the instrument creating or evidencing such Indebtedness, it is provided that such Indebtedness is not superior in right of payment to the Subordinated Debt Securities or to other Indebtedness which is pari passu with or subordinated to the Subordinated Debt Securities, and (iii) all interest on any Indebtedness referred to in clause
(i) and (ii) accruing during the pendency of any bankruptcy or insolvency proceeding whether or not allowed or allowable thereunder; provided that in no event shall "Senior Indebtedness" include (a) Indebtedness of the Company owed or owing to any subsidiary or joint venture of the Company or any officer, director or employee of the Company or any subsidiary or joint venture of the Company, (b) Indebtedness to trade creditors, (c) any debt securities and guarantees issued to any trust, partnership or other entity affiliated with the Company which is a financing vehicle of the Company in connection with the issuance of preferred securities by such financing entity, (d) any Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of the Bankruptcy Code, is without recourse to the Company,
(e) any Indebtedness of the Company, to the extent not permitted to be incurred by the Indenture or (f) any liability for taxes owed or owing by the Company.

  The term "Designated Senior Indebtedness," unless otherwise provided with respect to the Subordinated Debt Securities of a series and described in the Prospectus Supplement relating thereto, is defined in the Subordinated Indenture to mean (A) Indebtedness and other monetary obligations (including expenses and fees) under the Existing Credit Facility and (B) any other Senior Indebtedness of the Company that (i) in the instrument evidencing the same or the assumption or guarantee thereof (or related documents to which the Company is a party) is expressly designated as "Designated Senior Indebtedness" for purposes of the Subordinated Indenture and (ii) satisfies such other conditions as may be provided with respect to the Subordinated Debt Securities of such series (provided that such instruments or documents may place limitations and conditions on the rights of the holders of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

  The term "Indebtedness," unless otherwise provided with respect to the Subordinated Debt Securities of a series and described in the Prospectus Supplement relating thereto, is defined in the Subordinated Indenture to mean, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit, performance bonds and other obligations issued by or for the account of such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person (provided that if the obligations so secured have not been assumed in full by such Person or are not otherwise such Person's legal liability in full, then such obligations shall be deemed to be in an amount equal to the greater of (a) the lesser of (1) the full amount of such obligations and (2) the fair market value of such assets, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution, and (b) the amount of obligations as have been assumed by such Person or which are otherwise such Person's legal liability), and (vii) all Indebtedness of others (other than endorsements in the ordinary course of business) guaranteed by such Person to the extent of such guarantee.

  If Subordinated Debt Securities are issued under the Subordinated Indenture, the aggregate principal amount of Senior Indebtedness outstanding as of a recent date will be set forth in the Prospectus Supplement. The Subordinated Indenture does not restrict the amount of Senior Indebtedness that the Company may incur.

                             PLAN OF DISTRIBUTION

  The Company may sell the Offered Securities in any of three ways (or in any combination thereof): (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents and the respective amounts of such Offered Securities underwritten or purchased by each of them, the initial public offering price of such Offered Securities and the proceeds to the Company from such sale, any discounts, commissions or other items constituting compensation from the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are used in the sale of any Offered Securities, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Offered Securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase such Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such Offered Securities if any are purchased.

  Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company and/or any of its affiliates in the ordinary course of business.

  In connection with the offering, the underwriters or agents, as the case may be, may purchase and sell the Offered Securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Offered Securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of Offered Securities than they are required to purchase from the Company in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the Offered Securities sold for their account may be reclaimed by the syndicate if such Offered Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Offered Securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

  The Securities may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the Securities.

  Certain persons participating in any offering of Securities may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities offered, including, among others, overallotment, stabilizing and short-covering transactions in such Securities, and the imposition of a penalty bid, in connection with any offering of Securities. For a description of these activities, see "Plan of Distribution" or "Underwriting" in the relevant Prospectus Supplement.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Securities offered hereby will be passed upon for the Company by Baker & Botts, L.L.P., Houston, Texas.

                                    EXPERTS

  The consolidated financial statements of Lyondell Chemical Company as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated in this prospectus by reference to Lyondell Chemical Company's Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of Equistar Chemicals, LP as of December 31, 1998 and 1997 and for the year ended December 31, 1998 and the period from December 1, 1997 (inception) to December 31, 1997 incorporated in this prospectus by reference to Lyondell Chemical Company's Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


  The financial statements of LYONDELL-CITGO Refining LP as of December 31, 1998 and for the year then ended incorporated in this prospectus by reference from the Annual Report on Form 10-K of Lyondell Chemical Company for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The financial statements of LYONDELL-CITGO Refining LP as of December 31, 1997 and for each of the two years in the period ended December 31, 1997 incorporated in this prospectus by reference to Lyondell Chemical Company's Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), which can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549; and at the regional offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. Information concerning the operation of the public reference facilities may be obtained by calling 1-800-SEC-0330. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). The Common Stock is listed on the New York Stock Exchange, and such material also can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  This Prospectus, which constitutes part of a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and the exhibits thereto, which may be obtained at the public reference facilities maintained by the Commission as described in the preceding paragraph, for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which the Company has filed with the Commission pursuant to the Exchange Act (File No. 1-10145), are incorporated in this Prospectus by reference and shall be deemed to be a part hereof:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

    (b) The description of the common stock, par value $1.00 per share, of the Company contained in the Company's Registration Statement on Form 8-A dated December 16, 1988, as such Registration Statement may be amended from time to time for the purpose of updating, changing or modifying such description; and

    (c) The description of the Rights to Purchase Common Stock contained in the Company's Registration Statement on Form 8-A dated December 12, 1995, as such Registration Statement may be amended from time to time for the purpose of updating, changing or modifying such description.

  All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents that have been incorporated herein by reference (not including exhibits to the documents that have been incorporated herein by reference unless such exhibits are specifically incorporated by reference in the documents this Prospectus incorporates). Requests should be directed to Corporate Secretary, Lyondell Chemical Company, 1221 McKinney, Houston, Texas 77010 (telephone: (713) 652-7200).

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This Prospectus shall not constitute an offer to sell or + +the solicitation of an offer to buy nor shall there be any sale of these + +securities in any State in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws of +
+any such State.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION DATED APRIL 1, 1999

PROSPECTUS                       $4,000,000,000

                                                 [LOGO OF LYONDELL APPEARS HERE]

                         Lyondell Chemical Company

                       Subordinated Debt Securities

                                Lyondell Trust I

                             Lyondell Trust II

                            Lyondell Trust III

 Preferred Trust Securities fully and unconditionally guaranteed, as set forth herein, by

                         Lyondell Chemical Company

  Lyondell Chemical Company (the "Company" or "Lyondell") may from time to time offer, together or separately, unsecured subordinated debt securities (the "Subordinated Debt Trust Securities") consisting of debentures, notes or other evidences of indebtedness in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Subordinated Debt Trust Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Subordinated Debt Trust Securities will be subordinate and junior in right of payment with all Senior Debt (as defined in the Prospectus Supplement) of the Company.

  See "Risk Factors" beginning on page 2 for a discussion of certain factors that should be considered by prospective investors.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY   OF  THIS  PROSPECTUS.   ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  Lyondell Trust I, Lyondell Trust II and Lyondell Trust III (collectively, the "Lyondell Trusts"), each a statutory business trust created under the laws of the State of Delaware, may offer and sell, from time to time, preferred trust securities representing undivided beneficial interests in the assets of the respective Lyondell Trust (the "Preferred Securities" and, together with the Subordinated Debt Trust Securities, the "Securities"). The Preferred Securities may be offered in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the Lyondell Trusts out of moneys held by the Property Trustee (as defined herein) of each of the Lyondell Trusts, and payments on liquidation of each Lyondell Trust and on redemption of Preferred Securities of such Lyondell Trust, will be guaranteed by the Company fully and unconditionally as described herein (each such guarantee, a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees." The Company's obligation under each Preferred Securities Guarantee is an unsecured obligation of the Company. The ranking of the Company's obligation under a Preferred Securities Guarantee will be set forth in the Prospectus Supplement. Subordinated Debt Trust Securities may be issued and sold from time to time in one or more series by the Company to a Lyondell Trust in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Lyondell Trust. The Subordinated Debt Trust Securities purchased by a Lyondell Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Lyondell Trust, at the election of Lyondell or upon the occurrence of certain events as may be described in the Prospectus Supplement.

  Specific terms of the Subordinated Debt Trust Securities and the Preferred Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Subordinated Debt Trust Securities, the specific designation, aggregate principal amount, authorized denomination, maturity, premium, if any, exchangeability, redemption, conversion, prepayment or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, method, if any, of calculating interest payments, and dates for payment thereof, dates on which premium, if any, will be payable, the right of the Company, if any, to defer payment of interest on the Subordinated Debt Trust Securities and the maximum length of such deferral period, the public offering price, any listing on a securities exchange, the definition of Senior Debt and other specific terms of the offering; and (ii) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, initial public offering price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accumulate, voting rights (if any), terms for any conversion or exchange into other securities, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Trust Securities. Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Offered Securities on a national securities exchange.

  By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus is a part, the Company may offer from time to time debt securities, common stock or preferred stock. The aggregate initial public offering price of the securities to be offered pursuant to this Prospectus and such other prospectus shall not exceed $4,000,000,000.

  The Offered Securities may be offered directly, through agents designated from time to time, through dealers or through underwriters. Such agents or underwriters may act alone or with other agents or underwriters. See "Plan of Distribution." Any such agents, dealers or underwriters will be set forth in the Prospectus Supplement. If an agent of the Company and/or any Lyondell Trust, or a dealer or underwriter is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to the Company and/or the applicable Lyondell Trust, as the case may be, will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

  This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

                      The date of this Prospectus is

                                  THE COMPANY

  Lyondell Chemical Company ("Lyondell" or the "Company") is a vertically integrated, global chemical company with leading market positions in all of its major products and low cost operations. The Company's principal executive offices are located at 1221 McKinney Street, Houston, Texas 77010 (telephone
(713) 652-7200).

                          FORWARD-LOOKING STATEMENTS

  Certain of the statements contained or incorporated by reference in this Prospectus and the accompanying Prospectus Supplement, are "forward-looking statements" within the meaning of the federal securities laws. Although Lyondell believes the expectations reflected in such forward-looking statements are reasonable, they do involve certain inherent assumptions, risks and uncertainties, and Lyondell can give no assurance that such expectations will prove to have been correct. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and other factors set forth in or incorporated by reference in this Prospectus and the accompanying Prospectus Supplement. These factors include the cyclical and highly competitive nature of the chemical and refining industries, uncertainties associated with the United States and worldwide economies, current and potential governmental regulatory actions in the United States and in other countries, substantial chemical capacity additions resulting in oversupply and declining prices and margins, raw material costs or supply arrangements, the Company's ability to implement cost reductions, and operating interruptions (including leaks, explosions, fires, mechanical failure, labor difficulties, unscheduled downtime, transportation interruptions, spills and releases, and other environmental risks). Many of such factors are beyond Lyondell's or its joint ventures' ability to control or predict. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.

  All subsequent written and oral forward-looking statements attributable to the Company and persons acting on its behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this Prospectus.

                                 RISK FACTORS

  The following risk factors should be considered carefully with the information provided elsewhere in this Prospectus and the accompanying Prospectus Supplement and the documents incorporated by reference herein in reaching a decision regarding an investment in the Securities offered hereby.

High Leverage and Related Matters

  As of December 31, 1998, the Company had outstanding consolidated debt of approximately $7.0 billion. In addition, the Company remains liable on $713 million of debt for which primary responsibility was assumed by Equistar Chemicals, LP ("Equistar") in connection with the formation of Equistar. The Company's consolidated ratio of earnings to fixed charges would have been 1.1 to 1 for 1998 on a pro forma basis if the acquisition of LCW and the related debt incurrence had occurred on January 1, 1998.

  The current amount of debt of the Company significantly exceeds the Company's historical leverage and significantly increases its debt service obligations. The Company's historical results and financial condition do not, accordingly, reflect the potential constraints the increase in leverage may impose on the Company. The Company's significant increase in leverage could have adverse effects on the Company, including: (i) the leverage may make the Company more vulnerable to industry cyclicality and may limit its ability to withstand competitive pressures and adverse changes in environmental and other government regulation, (ii) a substantial portion of cash flow from operations (as well as cash generated from asset sales, if any, and financings) must be dedicated to the payment of principal of and interest on debt and will not be available for other uses such as capital expenditures or acquisitions, (iii) additional financing is not available to the Company upon terms as favorable as those previously available to the Company, which may limit the Company's business growth, including its ability to effect potential acquisitions and (iv) the Company may not be able to maintain its current dividend rate.

  The Company's credit facilities and other indebtedness contain numerous financial and other covenants that affect and restrict the Company's business. The ability of the Company to meet its debt service obligations and capital expenditure needs, maintain its dividend rate and comply with the covenants and financial requirements in the credit facilities and other indebtedness will largely depend on the future performance of the Company and availability of additional financing to repay and refinance bank debt, both of which will be subject to prevailing economic, market and competitive conditions and to other factors beyond the Company's control. The breach of any of the covenants or financial requirements in the credit facilities or other indebtedness could result in a default thereunder, which would permit the lenders to declare the loans immediately payable and to terminate future lending commitments.

  As of December 31, 1998, Equistar, LYONDELL-CITGO Refining, LP ("LCR") and Lyondell Methanol Company, L.P. ("Lyondell Methanol") (the "Joint Ventures") had, in the aggregate, outstanding debt of approximately $2.9 billion and owners' equity of $4.6 billion. The ability of the Joint Ventures to distribute cash to the Company is limited by their respective debt service obligations. In addition, a default under certain Joint Venture debt agreements would constitute a cross-default under the Company's credit facilities. Certain debt instruments that were assumed by Equistar, but as to which Lyondell remains an obligor as well, contain provisions that generally provide that holders of such debt may, under certain limited circumstances, require an obligor to repurchase the debt ("Put Rights"). The Put Rights would be triggered by a specified decline in public ratings on such debt following
(i) certain events affecting control of Lyondell or Equistar or (ii) the making by Lyondell or Equistar of certain dividends, distributions or repurchases in excess of specified amounts. The debt subject to the Put Rights consists of $150 million aggregate principal amount of notes maturing in June 1999, bearing interest at 10 percent, and $163 million aggregate principal amount of medium-term notes maturing at various dates through 2005, with a weighted average interest rate at December 31, 1998 of 9.87 percent. To date, these Put Rights have not been triggered.

Industry Cyclicality and Overcapacity

  The Company's historical operating results reflect the cyclical and volatile nature of both the chemical and refining industries. The Company experienced earnings declines in the fourth quarter of 1998 compared to the third quarter of 1998 primarily because of lower prices in both the chemicals and refining industries. Both industries are mature and capital intensive, and industry margins are sensitive to supply and demand balances, which have historically been cyclical. The chemical industry historically has experienced alternating periods of tight supply, causing prices and profit margins to increase, followed by periods of substantial capacity additions, resulting in oversupply and declining prices and profit margins. Due to the commodity nature of most of the Company's products, the Company is not necessarily able to protect its market position by product differentiation or to pass on cost increases to its customers. Accordingly, increases in raw material and other costs do not necessarily correlate with changes in product prices, either in the direction of the price change or in absolute magnitude. Moreover, a number of participants in various segments of the chemical industry have announced plans for expansion of plant capacity. There can be no assurance that future growth in product demand will be sufficient to utilize this additional, or even current, capacity. Excess industry capacity, to the extent it occurs, depresses the Company's volumes and margins. As a result, the Company's earnings are subject to significant fluctuation.

  External factors beyond the Company's control, such as general economic conditions, competitor action, international events and circumstances and governmental regulation in the United States and abroad, can cause volatility in feedstock prices, as well as fluctuations in demand for the Company's products, product prices, volumes and margins, and can magnify the impact of economic cycles on the Company's business. A number of the Company's products are highly dependent on durable goods markets, such as housing and automotive, that are particularly cyclical.

Intense Competition

  The chemical industry is highly competitive. Many of the Company's competitors are larger and have greater financial resources than the Company. Among Lyondell's chemical competitors are some of the world's largest chemical companies, including The Dow Chemical Company, Shell Chemical, BASF AG, Bayer AG and Union Carbide Corporation. In the past several years, there have been a number of mergers, acquisitions and spin-offs in the chemical industry. This restructuring activity may result in fewer but more competitive producers with greater financial resources than the Company.

  Competition within the chemical industry is affected by a variety of factors, including product price, reliability of product supply, technical support, customer service, product quality and availability to the market of potential substitute materials. Changes in the competitive environment, including (i) the emergence of new competitors, (ii) the rate of capacity additions by competitors, (iii) the intensification of price competition in the Company's markets, (iv) the introduction of new or substitute products by competitors, (v) technological innovations by competitors and (vi) new environmental laws and regulatory requirements, could have a material adverse effect on the business and operations of the Company.

Potential Difficulties in Integrating Recently Acquired and Combined
Operations

  The Company acquired Lyondell Chemical Worldwide, Inc. (formerly ARCO Chemical Company) ("LCW") in July 1998. The Company combined its petrochemicals and polymers business with that of Millennium Chemicals Inc. to form Equistar Chemicals, LP in December 1997. Equistar was expanded by the addition of certain businesses previously held by Occidental Petroleum Corporation in May 1998. The process of integrating the operations of LCW with the Company has only recently begun, and the process of integrating the operations of Equistar is not complete.

  As is the case with any integration of major businesses that previously operated independently, the integration processes for LCW and for Equistar will require the dedication of significant management and operational resources. The difficulties of combining operations may be exacerbated by the necessity of coordinating geographically separate organizations, integrating personnel with disparate business backgrounds and combining different transaction processing and financial reporting systems and processes and corporate cultures. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the combined enterprise's business. In addition, the Company may suffer a loss of key employees, customers or suppliers, loss of revenues, increases in costs or other difficulties, some of which may not have been foreseen. There can be no assurance that the Company will be able to realize the operating efficiencies, cost savings and other benefits that are sought from such transactions. Difficulties encountered in the integration processes could have a material adverse effect on the business and operations of the Company.

Acquisitions, Dispositions and Joint Ventures

  Each of Lyondell and Equistar actively seeks opportunities to maximize efficiency or value through various transactions. These transactions may include purchases or sales of assets or contractual arrangements or joint ventures that are intended to result in the realization of synergies, the creation of efficiencies or the generation of cash to reduce indebtedness. To the extent permitted under Lyondell's and Equistar's credit facilities and other indebtedness, some of these transactions may be financed by additional borrowings by Lyondell or Equistar or by the issuance of equity securities. These transactions may often affect the results of operations of Lyondell or Equistar in the short term because of the costs associated with such transactions, but they are expected to yield longer-term benefits if the expected efficiencies and synergies of the transactions are realized. Factors such as those described in "--Potential Difficulties in Integrating Recently Acquired and Combined Operations" may make it difficult or impossible to realize such expected efficiencies and synergies.

Shared Control of Joint Ventures

  The Company conducts a substantial amount of its operations through its Joint Ventures. The Company shares control of these Joint Ventures with unaffiliated third parties.

  The Company's forecasts and plans with respect to these Joint Ventures assume that its joint venture partners will observe their obligations with respect to the Joint Ventures. In the event that any of the Company's joint venture partners do not observe their commitments, it is possible that the affected Joint Venture would not be able to operate in accordance with its business plans or that the Company would be required to increase its level of commitment in order to give effect to such plans.


Joint Venture Structure

  The Company conducts a substantial amount of its operations through its Joint Ventures. The Company's ability to meet its debt service obligations is dependent, in part, upon the receipt of distributions from its Joint Ventures. Subject to the provisions of the applicable debt agreements, future borrowings by the Company's Joint Ventures may contain restrictions or prohibitions on the payment of distributions by such Joint Ventures to the Company. Under applicable state law, the Company's Joint Ventures may be limited in amounts that they are permitted to pay as distributions on their equity interests.

  As with any such joint venture arrangements, differences in views among the joint venture participants may result in delayed decisions or in failures to agree on major matters, potentially adversely affecting the business and operations of the Joint Ventures and in turn the business and operations of the Company.

Importance of Crude Oil Supply Agreement and Related Risks

  Substantially all of the crude oil used by LCR as a feedstock for its refinery is purchased under the Crude Supply Agreement with PDVSA Petroleo y Gas S.A. ("PDVSA Oil"), which, like CITGO Petroleum Corporation ("CITGO"), is a subsidiary of Petroleos de Venezuela, S.A., the Venezuelan national oil company. The Crude Supply Agreement was entered into in 1993 and the Company experienced the full effects of the Crude Supply Agreement beginning in 1997. The Crude Supply Agreement incorporates formula prices to be paid by LCR for the crude oil supplied based on the market value of a slate of refined products deemed to be produced from each particular crude oil or feedstock, less (i) certain deemed refining costs adjustable for inflation, (ii) certain actual costs, including crude oil transportation costs, import duties and taxes and (iii) a deemed margin, which varies according to the grade of crude oil or feedstock delivered. Deemed costs are adjusted periodically based on inflation rates for specific deemed cost components. Adjustments to margins track, but are less than, inflation rates. Because deemed operating costs and the slate of refined products deemed to be produced from a given barrel of crude oil or other feedstocks do not necessarily reflect the actual costs and yields in any period and also because the market value of the refined products used in the pricing formula does not necessarily reflect the actual price received for the refined products, the actual refining margin earned by LCR varies depending on, among other things, the efficiency with which LCR conducts its operations from time to time. Although LCR believes that the Crude Supply Agreement reduces the volatility of its earnings and cash flows, the Crude Supply Agreement also limits LCR's ability to enjoy higher margins during periods when the market price of crude oil is low relative to the then current market prices for refined products. In addition, if the actual yields, costs or volumes of the LCR refinery differ substantially from those contemplated by the Crude Supply Agreement, the benefits of this agreement to LCR could be substantially diminished, and could result in lower earnings and cash flow for LCR. Furthermore, there may be periods during which LCR's costs for crude oil under the Crude Supply Agreement may be higher than might otherwise be available to LCR from other sources.

  There are risks associated with enforcing the provisions of contracts with companies such as PDVSA Oil that are non-United States affiliates of a sovereign nation. It is impossible to predict how governmental policies may change under the current or any subsequent Venezuelan government. In addition, there are risks associated with enforcing judgments of United States courts against entities whose assets are located outside of the United States and whose management does not reside in the United States. In addition, all of the crude oil supplied by PDVSA Oil under the Crude Supply Agreement is produced in Venezuela, a country that has experienced economic difficulties and attendant social and political unrest in recent years. If the Crude Supply Agreement is modified or terminated or this source of crude oil is otherwise interrupted due to production difficulties, OPEC-mandated supply cuts, political or economic events in Venezuela or other factors, LCR could experience significantly greater volatility in its earnings and cash flows. The parties each have the right to transfer their interests in LCR to unaffiliated third parties in certain circumstances, subject to reciprocal rights of first refusal. In the event that CITGO were to transfer its interest in LCR to an unaffiliated third party, PDVSA Oil would have an option to terminate the Crude Supply Agreement. Depending on then current market conditions, any breach or termination of the Crude Supply Agreement could adversely affect LCR, since LCR would have to purchase all of its crude oil feedstocks in the merchant market, which could subject LCR to significant price fluctuations. There can be no assurance that alternative crude oil supplies providing similar margins would be available for purchase by LCR.

  In late April 1998, LCR received notification from PDVSA of reduced delivery of crude oil related to announced OPEC production cuts. In August 1998, LCR began receiving reduced allocations of crude oil from PDVSA. Following additional cutbacks announced by OPEC in late March 1999, LCR anticipates further reductions in its allocation of crude oil under the Crude Supply Agreement. Historically Venezuela has complied with OPEC-mandated supply cuts by reducing crude supply. Decreased allocations of PDVSA crude oil tend to reduce LCR's pretax income and, accordingly, Lyondell's pro rata share of LCR's income. OPEC-mandated supply cuts are a force majeure event under the Crude Supply Agreement for which the Company has no contractual remedy. While to date LCR has been able to obtain alternate supplies of crude oil, the margin for these crude oils has been less than for the extra heavy Venezuelan crude oil purchased under the Crude Supply Agreement. There can be no assurance that PDVSA will not announce further cutbacks in crude oil production thereby reducing LCR's allocation of extra heavy crude oil or that LCR will be able to continue to obtain adequate alternative supplies of crude oil or at what cost Lyondell will be able to obtain such substitute crude oil.

Operating Hazards

  The occurrence of material operating problems, including but not limited to the events described below, may have a material adverse effect on the productivity and profitability of a particular manufacturing facility, or on the Company as a whole, during and after the period of such operational difficulties. The Company's revenues are dependent on the continued operation of its various production facilities (including the ability to complete construction projects on schedule). The Company's operations are subject to the usual hazards associated with chemical manufacturing and refining and the related storage and transportation of feedstocks, products and wastes, including pipeline leaks and ruptures, explosions, fires, inclement weather and natural disasters, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, remediation complications, chemical spills, discharges or releases of toxic or hazardous substances or gases, storage tank leaks and other environmental risks. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. Furthermore, the Company is also subject to present and future claims with respect to workplace exposure, workers' compensation and other matters. The Company maintains property, business interruption and casualty insurance which it believes is in accordance with customary industry practices, but it is not fully insured against all potential hazards incident to its business.

Environmental Considerations

  The Company's operations and ownership and use of real property are subject to extensive environmental, health and safety laws and regulations promulgated by domestic and foreign governments at both the national and local level. Many of these laws and regulations impose requirements relating to the clean-up of contamination, impose liability in the event of damage of natural resources and provide for substantial fines and potential criminal sanctions for violations. The nature of the chemical and refining industries exposes the Company to risks of liability under such laws and regulations due to the production, refining, storage, transportation and sale of materials that can cause contamination or personal injury if released into the environment. In addition, individuals could seek damages for alleged personal injury or property damage due to exposure to chemicals at the Company's facilities or to chemicals otherwise owned or controlled by the Company. Environmental laws may have a significant effect on the nature and scope of cleanup of contamination at current and former operating facilities, the costs of transportation and storage of feedstocks and finished products and the costs of the storage and disposal of wastes. Also, "Superfund" statutes may impose joint and several liability for the costs of remedial investigations and actions on the entities that generated waste, arranged for disposal of the wastes, transported to or selected the disposal sites and the past and present owners and operators of such sites. All such responsible parties (or any one of them, including the Company) may be required to bear all of such costs regardless of fault, legality of the original disposal or ownership of the disposal site.

  The Company expects that the nature of its businesses will continue to subject the Company to increasingly stringent environmental and health and safety laws and regulations. It is difficult to predict the future interpretation and development of such laws and regulations or their impact on future earnings and operations, but the Company anticipates that these standards will continue to require increased capital expenditures and operating costs. In particular, the ultimate effect of the Clean Air Act on the Company's operations will depend on how the law is interpreted and implemented pursuant to regulations that are currently being developed and on additional factors such as the evolution of environmental control technologies.

  The Company's policy is to accrue costs relating to environmental matters when it is probable that such costs will be required and the related costs can be reasonably estimated. Estimated costs for future environmental compliance and remediation or other costs are necessarily imprecise due to such factors as the continuing evolution of environmental laws and regulatory requirements, the availability and application of technology, the identification of presently unknown remediation sites and the allocation of costs among the responsible parties under applicable statutes. On a quarterly basis, the Company evaluates the status of all significant existing or potential environmental issues, develops or revises estimates of costs to satisfy known remediation requirements (including those relating to "Superfund" requirements) and adjusts its accruals accordingly; as of December 31, 1998, the reserve was $48 million. Based upon information presently available, the Company does not expect that such future costs will have a material adverse effect on its competitive or financial position or its ongoing results of operations. However, it is not possible to predict accurately the amount or timing of costs of any future environmental remediation requirements. Such costs could be material to future quarterly or annual results of operations.

MTBE

  Pending or future legislative initiatives or litigation may materially adversely affect the Company's MTBE sales or subject the Company to product liability. The presence of MTBE in some water supplies in California and other states due to gasoline leaking from underground storage tanks and in surface water from recreational water craft has led to public concern that MTBE may contaminate drinking water supplies, and thereby result in a possible health risk. The Governor of California has announced an intention to eliminate MTBE from gasoline sold in California by December 31, 2002. There have been claims that MTBE travels more rapidly through soil, and is more soluble in water, than most other gasoline components, and is more difficult and more costly to remediate. Heightened public awareness about MTBE has resulted in certain state and federal legislative initiatives that have sought either to rescind the oxygenate requirement for reformulated gasoline sold in California and other states or restrict the use of MTBE. There is ongoing review of this issue and the ultimate resolution of the appropriateness of using MTBE could result in a significant reduction in the Company's MTBE sales.

  In addition, the Company has a take-or-pay MTBE sales contract with Atlantic Richfield Company ("ARCO"), which contributes significant pre-tax margin. If such legislative initiatives were enacted, ARCO has indicated that it might attempt to invoke a force majeure provision in the ARCO contract in order to reduce the quantities of MTBE it purchases under, or to terminate, the contract. The Company would vigorously dispute such action. The contract has an initial term expiring December 31, 2002 and provides for formula-based prices that are currently significantly above spot market prices for MTBE. A significant reduction in the Company's sales under the ARCO contract could have a negative impact on the Company's results of operations.

Foreign Operations, Country Risks and Exchange Rate Fluctuations

  International operations and exports to foreign markets are subject to a number of risks, including currency exchange rate fluctuations, trade barriers, exchange controls, national and regional labor strikes, political risks and risks of increases in duties and taxes, as well as changes in laws and policies governing operations of foreign-based companies. Although the Company uses various types of foreign currency forward, option and swap contracts to reduce foreign exchange exposures with respect to revenues, capital commitments and other expenses denominated in foreign currencies, there can be no assurance that such hedging techniques will protect the Company's reported results against such risks or that the Company will not incur material losses on such contracts. In addition, earnings of foreign subsidiaries and intercompany payments may be subject to foreign income tax rules that may reduce cash flow available to meet required debt service and other obligations of the Company.

  A number of Asian and Latin American economies have experienced economic difficulties in recent periods. Prolonged economic difficulties in the Asian and Latin American markets could significantly impact worldwide demand and thereby place downward pressure on margins, which, if material, could in turn have an adverse effect on the business and operations of the Company.

Significant Fluctuations in Quarterly Results

  The Company's quarterly results will vary significantly depending on various factors, most of which are beyond the Company's control, including changes in product prices, product demand, raw material costs or supply arrangements; regional business activities, including a lower level of economic activity in Europe during the summer; adverse developments in foreign markets; fluctuations in shipments to customers; foreign exchange fluctuations; unanticipated expenses; changes in interest rates; and the scheduling of plant turnarounds.

Change of Control Related Provisions

  Under the Company's credit facilities, a change in control of the Company is an event of default, which would permit the lenders to declare the loans thereunder immediately payable and to terminate future lending commitments. Under the credit facilities, with certain exceptions, a change in control is deemed to occur if any person or group acquires 20% or more of the Company's common stock or there has generally been a change in a majority of the Company's Board of Directors. The Company has adopted a stockholders' rights plan. In addition, the Delaware General Corporation Law contains provisions that impose restrictions on business combinations with interested parties and the Company's By-Laws contain certain advance notice provisions. The provisions of the credit facilities, the Delaware General Corporation Law, the Company's stockholders' rights plan and the Company's By-Laws (as well as the Put Rights described under "--High Leverage and Related Matters" above) may have the effect of delaying, deferring or preventing a change in control of the Company, which could prevent the Company's stockholders from receiving a takeover premium for their shares of the Company's common stock.

                                USE OF PROCEEDS

  Except as otherwise described in any Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used for general corporate purposes, which may include, but are not limited to, repayment or refinancing of indebtedness, working capital, capital expenditures, acquisitions and repurchases or redemptions of debt or equity securities of Lyondell, and may initially be invested in short-term securities.

  Each Lyondell Trust will use all proceeds received from the sale of its Trust Securities (as defined herein) to purchase Subordinated Debt Trust Securities from the Company.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

                                                       Years Ended December 31,
                                                       ------------------------
                                                       1998 1997 1996 1995 1994
                                                       ---- ---- ---- ---- ----
Ratio of earnings to fixed charges(a)................. 1.2x 4.6x 2.2x 6.8x 4.8x
Supplemental pro forma ratio of earnings to fixed
 charges(b)........................................... 1.1x

--------

(a) The ratio of earnings to fixed charges has been calculated including amounts for Lyondell and its proportionate share of amounts for Equistar (57 percent through May 15, 1998 and 41 percent thereafter), LCR (58.75 percent for the year ended December 31, 1998, 86 percent for the first quarter of 1997 and 58.49 percent for the remainder of 1997) and Lyondell Methanol (75 percent for the year ended December 31 1998), for the periods in which Lyondell accounted for its respective investment in each such Joint Venture using the equity method of accounting. Lyondell remains liable on approximately $713 million of debt for which primary responsibility was assumed by Equistar in connection with its formation. Fixed charges include interest expense plus capitalized interest and the portion of rental expense that represents an interest factor.

(b) The supplemental pro forma ratio of earnings to fixed charges gives effect to the acquisition of LCW and the debt issued by the Company pursuant to the related credit facilities as if such transactions had occurred as of January 1, 1998.



                           THE LYONDELL TRUSTS

  Each of Lyondell Trust I, Lyondell Trust II and Lyondell Trust III is a statutory business trust created on July 29, 1998, November 9, 1998 and November 9, 1998, respectively, under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a separate declaration of trust among the Trustees (as defined herein) of such Lyondell Trust and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Preferred Securities of such Lyondell Trust are initially issued. Each Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

  This description summarizes the material terms of the Declarations and is qualified in its entirety by reference to the form of Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act.

  The principal office of each Lyondell Trust is c/o Lyondell Chemical Company, 1221 McKinney Street, Suite 1600, Houston, Texas 77010. The telephone number of each Lyondell Trust is (713) 652-7200.

Preferred Securities

  Upon issuance of any Preferred Securities by a Lyondell Trust, the holders thereof will own all of the issued and outstanding Preferred Securities of such Lyondell Trust. The Company will, directly or indirectly, acquire common securities representing common undivided beneficial interests in the assets of each Lyondell Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") in an amount equal to 3% of the total capital of such Lyondell Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities of each Lyondell Trust. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if a Declaration Event of Default (as defined under "--Events of Default") under the Declaration of a Lyondell Trust occurs and is continuing, the holders of Preferred Securities of such Lyondell Trust will have a priority over holders of the Common Securities of such Lyondell Trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (ii) holders of Common Securities have the exclusive right (subject to the terms of the applicable Declaration) to appoint, remove or replace the Trustees and to increase or decrease the number of Trustees. Each Lyondell Trust exists for the purposes of (a) issuing its Preferred Securities, (b) issuing its Common Securities to the Company, (c) investing the gross proceeds from the sale of its Trust Securities in Subordinated Debt Trust Securities of the Company and
(d) engaging in only such other activities as are necessary, convenient or incidental thereto or are specifically authorized in its Declaration. The rights of the holders of the Preferred Securities of a Lyondell Trust, including economic rights, rights to information and voting rights, are set forth in the applicable Declaration, the Business Trust Act and the Trust Indenture Act.

Powers and Duties of Trustees

  The number of trustees (the "Trustees") of each Lyondell Trust will initially be five. Three of such Trustees (the "Regular Trustees") are individuals who are employees or officers of the Company. The fourth such Trustee will be The First National Bank of Chicago, which is unaffiliated with the Company and which will serve as the property trustee (the "Property Trustee") and act as the indenture trustee under the Declaration for purposes of the Trust Indenture Act. The fifth such Trustee is First Chicago Delaware Inc. which has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to each Declaration, legal title to the Subordinated Debt Trust Securities purchased by a Lyondell Trust will be owned by and held of record in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities of such Lyondell Trust, and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined under "Description of the Subordinated Debt Trust Securities") with respect to such Subordinated Debt Trust Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments in respect of the Subordinated Debt Trust Securities purchased by a Lyondell Trust for the benefit of the holders of its Trust Securities. The Property Trustee will promptly make distributions to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantees are separately qualified under the Trust Indenture Act and will be held by The First National Bank of Chicago (the "Guarantee Trustee"), acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the applicable Preferred Securities. As used in this Prospectus and any accompanying Prospectus Supplement, the term "Property Trustee" with respect to a Lyondell Trust refers to The First National Bank of Chicago acting either in its capacity as a Trustee under the related Declaration and the holder of legal title to the Subordinated Debt Trust Securities purchased by such Lyondell Trust or in its capacity as the Guarantee Trustee under the applicable Preferred Securities Guarantee, as the context may require. The Company, as the direct or indirect owner of all of the Common Securities of each Lyondell Trust, will have the exclusive right to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be, except under certain circumstances, at least five and the majority of Trustees shall be Regular Trustees. The term of a Lyondell Trust will be set forth in the Prospectus Supplement but may dissolve earlier as provided in the applicable Declaration.

  The duties and obligations of the Trustees of a Lyondell Trust will be governed by the Declaration of such Lyondell Trust, the Business Trust Act and the Trust Indenture Act. Under its Declaration, each Lyondell Trust will not, and the Trustees will cause such Lyondell Trust not to, engage in any activity other than in connection with the purposes of such Lyondell Trust or other than as required or authorized by the related Declaration. In particular, each Lyondell Trust shall not and the Trustees shall cause each Lyondell Trust not to (a) invest any proceeds received by such Lyondell Trust from holding the Subordinated Debt Trust Securities purchased by such Lyondell Trust but shall promptly distribute from the Property Account all such proceeds to holders of its Trust Securities pursuant to the terms of the related Declaration and of its Trust Securities; (b) acquire any assets other than as expressly provided in the related Declaration; (c) possess property of such Lyondell Trust for other than a trust purpose; (d) make any loans, other than loans represented by the Subordinated Debt Trust Securities; (e) possess any power or otherwise act in such a way as to vary the assets of such Lyondell Trust or the terms of its Trust Securities in any way whatsoever, except as expressly provided in the related Declaration; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such Lyondell Trust other than its Trust Securities; (g) incur any indebtedness for borrowed money; (h) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee (as defined under "Description of the Subordinated Debt Trust Securities") or exercising any trust or power conferred upon the Indenture Trustee with respect to the Subordinated Debt Trust Securities deposited in such Lyondell Trust as trust assets; (i) waive any past default that is waivable under the Indenture; (j) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of all of the Subordinated Debt Trust Securities deposited in such Lyondell Trust as trust assets, without, in the case of clauses (h), (i) and
(j), obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding Trust Securities of such Lyondell Trust; (k) consent to any amendment, modification or termination of the Indenture or the Subordinated Debt Trust Securities deposited in such Lyondell Trust as trust assets, unless in the case of this clause (k) the Property Trustee shall have received an opinion of counsel experienced in such matters to the effect that such amendment, modification or termination will not cause more than an insubstantial risk that for United States federal income tax purposes such Lyondell Trust will not be classified as a grantor trust; (l) take or consent to any action that would result in the placement of a lien, pledge, charge, mortgage or other encumbrance on any of the property of such Lyondell Trust;
(m) vary the investment (within the meaning of Treasury Regulation Section 301.7701-4(c)) of such Lyondell Trust or of the holders of its Trust Securities; (n) after the issuance of its Preferred Securities, enter into any contract or agreement (other than any depositary agreement or any agreement with any securities exchange or automated quotation system) that does not expressly provide that the holders of such Preferred Securities, in their capacities as such, have limited liability (in accordance with the provisions of the Business Trust Act) for the liabilities and obligations of such Lyondell Trust or (o) revoke any action previously authorized or approved by a vote of the holders of its Preferred Securities except by subsequent vote of such holders.

Books and Records

  The books and records of each Lyondell Trust will be maintained at the principal office of such Lyondell Trust and will be open for inspection by a holder of Preferred Securities of such Lyondell Trust or his authorized representative for any purpose reasonably related to his interest in such Lyondell Trust during normal business hours.

Voting

  Holders of Preferred Securities generally will have limited voting rights, relating only to the modification of the Preferred Securities and, under certain circumstances, to the exercise of a Lyondell Trust's rights as holder of the Subordinated Debt Trust Securities and the Preferred Securities Guarantee. The holders of the Preferred Securities will not be able to appoint, remove or replace, or to increase or decrease the number of Trustees, which rights are vested exclusively in the Common Securities.

The Property Trustee

  The Property Trustee, for the benefit of the holders of the Trust Securities of a Lyondell Trust, is authorized under each Declaration to exercise all rights under the Indenture with respect to the Subordinated Debt Trust Securities deposited in such Lyondell Trust as trust assets, including its rights as the holder of such Subordinated Debt Trust Securities to enforce the Company's obligations under such Subordinated Debt Trust Securities upon the occurrence of an Indenture Event of Default (as defined herein under "Description of the Subordinated Debt Trust Securities--Indenture Events of Default"). The Property Trustee shall also be authorized to enforce the rights of holders of the Preferred Securities of a Lyondell Trust under the related Preferred Securities Guarantee. If any Lyondell Trust's failure to make distributions on the Preferred Securities of such Lyondell Trust is a consequence of the Company's exercise of any right under the terms of the Subordinated Debt Trust Securities deposited in such Lyondell Trust as trust assets to extend the interest payment period for such Subordinated Debt

Trust Securities, the Property Trustee will have no right to enforce the payment of distributions on such Preferred Securities until a Declaration Event of Default shall have occurred. If a Declaration Event of Default has occurred and is continuing, then the holders of at least a majority in liquidation amount of the Preferred Securities of a Lyondell Trust will have the right to direct the Property Trustee for such Lyondell Trust with respect to certain matters under the related Declaration and the related Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the applicable series of Subordinated Debt Trust Securities, any holder of Preferred Securities, to the extent permitted by applicable law, may, after a period of 30 days has elapsed from such Holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce such rights. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal, or premium, if any, on the applicable series of Subordinated Debt Trust Securities on the date such interest, principal or premium is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such Lyondell Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of, or premium, if any, or interest on the applicable series of Subordinated Debt Trust Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Holder Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Trust Securities. In connection with such Holder Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Holder Direct Action. Except as expressly provided in the preceding sentences or in the applicable Prospectus Supplement, the holders of Preferred Securities of such Lyondell Trust will not be able to exercise directly any other remedy available to the holders of the applicable series of Subordinated Debt Trust Securities.

Distributions

  Pursuant to each Declaration, distributions on the Preferred Securities of a Lyondell Trust must be paid on the dates payable to the extent that the Property Trustee for such Lyondell Trust has cash on hand in the applicable Property Account to permit such payment. The funds available for distribution to the holders of the Preferred Securities of a Lyondell Trust will be limited to payments received by the Property Trustee in respect of the Subordinated Debt Trust Securities that are deposited in such Lyondell Trust as trust assets. If the Company does not make interest payments on the Subordinated Debt Trust Securities deposited in a Lyondell Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of such Lyondell Trust. Under each Declaration, if and to the extent the Company does make interest payments on the Subordinated Debt Trust Securities deposited in a Lyondell Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities of such Lyondell Trust on a Pro Rata Basis (as defined below). The payment of distributions on the Preferred Securities of a Lyondell Trust is guaranteed by the Company as and to the extent set forth under "Description of the Preferred Securities Guarantees." A Preferred Securities Guarantee is a guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the applicable Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal, or premium, if any, on the Subordinated Debt Trust Securities deposited in a Lyondell Trust as trust assets. As used in this Prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities of a Lyondell Trust according to the aggregate liquidation amount of the Trust Securities of such Lyondell Trust held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities of such Lyondell Trust outstanding unless, in relation to a payment, a Declaration Event of Default under the related Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities of such Lyondell Trust pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Preferred Securities of such Lyondell Trust outstanding, and only after satisfaction of all amounts owed to the holders of such Preferred Securities, to each holder of Common Securities of such Lyondell Trust pro rata according to the aggregate liquidation amount of such Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all Common Securities of such Lyondell Trust outstanding.

Events of Default

  If an Indenture Event of Default occurs and is continuing with respect to the Subordinated Debt Trust Securities deposited in a Lyondell Trust as trust assets, an Event of Default under the Declaration (a "Declaration Event of Default") of such Lyondell Trust will occur and be continuing, with respect to any outstanding Trust Securities of such Lyondell Trust. In such event, each Declaration provides that the holders of Common Securities of such Lyondell Trust will be deemed to have waived any such Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities of such Lyondell Trust have been cured or waived or otherwise eliminated. Until all such Declaration Events of Default with respect to the Preferred Securities of such Lyondell Trust have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities of such Lyondell Trust and only the holders of such Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration and consequently under the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities of such Lyondell Trust is waived by the holders of the Preferred Securities of such Lyondell Trust as provided in the Declaration, the holders of Common Securities of such Lyondell Trust pursuant to such Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to such Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of such Common Securities. The Property Trustee shall notify each holder of Preferred Securities of a Lyondell Trust of any notice of default with respect to the related Subordinated Debt Trust Securities, unless such default has been cured before the giving of such notice or the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers (as that term is defined in the applicable Declaration) of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Trust Securities of such Lyondell Trust.

Record Holders

  Each Declaration provides that the Trustees of such Lyondell Trust may treat the person in whose name a certificate representing its Preferred Securities is registered on the books and records of such Lyondell Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not the Trustees of such Lyondell Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form. Unless otherwise specified in a Prospectus Supplement, Preferred Securities will be represented by one or more global certificates registered on the books and records of such Lyondell Trust in the name of a depositary (the "Depositary") named in an accompanying Prospectus Supplement or its nominee. Under each Declaration:

    (i) such Lyondell Trust and the Trustees thereof shall be entitled to deal with the Depositary (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related Declaration, and except as set forth in the related Declaration with respect to the issuance of definitive certificates representing the Preferred Securities, shall have no obligation to persons owning a beneficial interest in Preferred Securities ("Preferred Security Beneficial Owners") registered in the name of and held by the Depositary or its nominee; and

    (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through the Depositary (or any successor depositary) and shall be limited to those established by law and agreements between such

  Preferred Security Beneficial Owners and the Depositary and/or its participants. With respect to Preferred Securities registered in the name of and held by the Depositary or its nominee, all notices and other communications required under each Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, the Depositary (or its successor).

  The specific terms of the depositary arrangement with respect to the Preferred Securities of a Lyondell Trust will be disclosed in the applicable Prospectus Supplement.

Debts and Obligations

  In each Declaration, the Company has agreed to pay all debts and obligations (other than with respect to the related Trust Securities) and all costs and expenses of the applicable Lyondell Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which such Lyondell Trust may become subject, except for United States withholding taxes. The foregoing obligations of the Company under each Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against any Lyondell Trust or any other person before proceeding against the Company. The Company shall be subrogated to all rights of a Lyondell Trust in respect of any amounts paid to any Creditor by the Company. The Company has agreed in each Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  Pursuant to its Declaration, each Lyondell Trust may issue, upon authorization of its Regular Trustees, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related Declaration or made part of such Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Lyondell Trust for specific terms, including
(i) the specific designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such Lyondell Trust, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by such Lyondell Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions, (iv) whether distributions on the Preferred Securities issued by such Lyondell Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Lyondell Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such Lyondell Trust to the holders of Preferred Securities of such Lyondell Trust upon voluntary or involuntary dissolution, winding-up or termination of such Lyondell Trust,
(vi) the obligation or right, if any, of such Lyondell Trust to purchase or redeem Preferred Securities issued by such Lyondell Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such Lyondell Trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities issued by such Lyondell Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities or of Preferred Securities issued by one or more Lyondell Trusts, or of both, as a condition to specified actions or amendments to the Declaration of such Lyondell Trust, (viii) terms for any conversion or exchange into other securities, (ix) the rights, if any, to defer distributions on the Preferred Securities by extending the interest payment period on the Subordinated Debt Trust Securities and (x) any other relevant terms, rights, preferences, privileges, limitations or restrictions of the Preferred Securities issued by such Lyondell Trust consistent with the Declaration of such Lyondell Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as and to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

  In connection with the issuance of the Preferred Securities, each Lyondell Trust will issue one series of Common Securities. The Declaration of each Lyondell Trust authorizes the Regular Trustees of such Lyondell Trust to issue on behalf of such Lyondell Trust one series of Common Securities having such terms including distribution, redemption, voting or liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a Lyondell Trust will be substantially identical to the terms of the Preferred Securities issued by such Lyondell Trust and the Common Securities will rank pari passu, and payments will be made thereon on a Pro Rata Basis with the Preferred Securities except that if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. The Common Securities issued by a Lyondell Trust will also carry the right to vote and to appoint, remove or replace any of the Trustees of such Lyondell Trust. All of the Common Securities issued by a Lyondell Trust will be directly or indirectly owned by the Company.

            DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

  Set forth below is a summary of the Preferred Securities Guarantees that will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be separately qualified under the Trust Indenture Act and will be held by The First National Bank of Chicago, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the Preferred Securities of the applicable Lyondell Trust. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Preferred Securities Guarantees and is qualified in its entirety by reference to the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act.

General

  Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a Lyondell Trust, the Guarantee Payments (as defined herein) (without duplication of amounts theretofore paid by such Lyondell Trust), as and when due, regardless of any defense, right of set-off or counterclaim that such Lyondell Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by a Lyondell Trust to the extent not paid or made by or on behalf of such Lyondell Trust will be subject to such Preferred Securities Guarantee (without duplication): (i) any accumulated and unpaid distributions on such Preferred Securities, and the redemption price, including all accumulated and unpaid distributions to, but excluding, the date of redemption, with respect to such Preferred Securities called for redemption by such Lyondell Trust but if and only to the extent that in each case the Company has made a payment to the related Property Trustee of interest or principal, or premium, if any, on the Subordinated Debt Trust Securities deposited in such Lyondell Trust as trust assets and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of such Lyondell Trust (other than in connection with the distribution of Subordinated Debt Trust Securities to the holders of such Preferred Securities in exchange for Preferred Securities or the redemption of all of such Preferred Securities upon the maturity or redemption of the Subordinated Debt Trust Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Lyondell Trust has funds on hand legally available therefor, and (b) the amount of assets of such Lyondell Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Lyondell Trust as required by applicable law (the "Guarantee Payments"). The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of such Preferred Securities or by causing the applicable Lyondell Trust to pay such amounts to such holders.

  The Preferred Securities Guarantee is a guarantee from the time of issuance of the applicable Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal, or premium, if any, on the Subordinated Debt Trust Securities deposited in the applicable Lyondell Trust as trust assets. If the Company does not make interest or principal, or premium, if any, payments on the Subordinated Debt Trust Securities deposited in the applicable Lyondell Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of such Lyondell Trust and the Lyondell Trust will not have funds available therefor.

  The Company's obligations under the Declaration for each Lyondell Trust, the Preferred Securities Guarantee issued with respect to Preferred Securities issued by such Trust, the Subordinated Debt Trust Securities purchased by such Lyondell Trust and the Indenture, in the aggregate, will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by such Lyondell Trust.

Certain Covenants of the Company

  In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable Lyondell Trust remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) as a result of a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (d) the payment of accrued dividends and the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (e) purchases of the Company's common stock related to the issuance of the Company's common stock or rights under any of the Company's benefit plans for its directors, officers or employees, any of the Company's dividend reinvestment plans or stock purchase plans, or any of the benefit plans of any of the Company's affiliates for such affiliates' directors, officers or employees) or make any guarantee payment with respect thereto, if at such time
(i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under such Preferred Securities Guarantee, (ii) there shall have occurred any Declaration Event of Default under the applicable Declaration or (iii) the Company shall have given notice of its election to defer payments of interest on the Subordinated Debt Trust Securities by extending the interest payment period as provided in the terms of the Subordinated Debt Trust Securities deposited in such Lyondell Trust as trust assets and such period, or any extension thereof, is continuing. In addition, so long as any Preferred Securities of a Lyondell Trust remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities of such Lyondell Trust and not to cause or permit such Common Securities to be transferred except to the extent permitted by the applicable Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities and (ii) to use reasonable efforts to cause such Lyondell Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Subordinated Debt Trust Securities to the holders of such Preferred Securities as provided in the applicable Declaration.

Amendments and Assignment

  Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities in any material respect (in which case no consent will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the Company and the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable Lyondell Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable Lyondell Trust then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture, the Company may not assign its obligations under any Preferred Securities Guarantee.

Termination of the Preferred Securities Guarantee

  Each Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities issued by the applicable Lyondell Trust (i) upon full payment of the redemption price of all Preferred Securities of such Lyondell Trust, (ii) upon distribution of the Subordinated Debt Trust Securities to the holders of the Trust Securities of such Lyondell Trust in exchange for all of the Trust Securities issued by such Lyondell Trust or (iii) upon full payment of the amounts payable in accordance with the applicable Declaration upon liquidation of such Lyondell Trust. Notwithstanding the foregoing, each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Lyondell Trust must restore payment of any sums paid with respect to such Preferred Securities or under such Preferred Securities Guarantee.

Status of the Preferred Securities Guarantee

  The Company's obligation under each Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company. The ranking of the Company's obligation under a Preferred Securities Guarantee will be set forth in the Prospectus Supplement. The Company's obligations under each Preferred Securities Guarantee are effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries and Joint Ventures, except to the extent that the Company is a creditor of the subsidiaries and Joint Ventures and is recognized as such. Each Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions, if any, and other terms of the related Preferred Securities Guarantee.

  Each Preferred Securities Guarantee will constitute a guarantee of payment and not merely of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each Preferred Securities Guarantee will be deposited with the Guarantee Trustee, as indenture trustee, to be held for the benefit of the holders of the Preferred Securities issued by the applicable Lyondell Trust. The Guarantee Trustee will have the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities issued by the applicable Lyondell Trust. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities issued by the applicable Lyondell Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the related Preferred Securities Guarantee or exercising any trust or other power conferred upon the Guarantee Trustee under such Preferred Securities Guarantee. If the Guarantee Trustee fails to enforce such Preferred Securities Guarantee as above provided, any holder of Preferred Securities issued by the applicable Lyondell Trust may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee without first instituting a legal proceeding against the applicable Lyondell Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the applicable Preferred Securities Guarantee for such payment without first instituting a legal proceeding against the applicable Lyondell Trust, the Guarantee Trustee or any other person or entity.

Miscellaneous

  The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each Preferred Securities Guarantee and as to any default in such performance. The Company is required to file annually with the Guarantee Trustee an officers' certificate as to the Company's compliance with all conditions under each Preferred Securities Guarantee.

  The Guarantee Trustee, prior to the occurrence of an event of default under a Preferred Securities Guarantee and after the curing or waiving of all events of default that may have occurred, will undertake to perform only such duties as are specifically set forth in the applicable Preferred Securities Guarantee, and no implied covenants will be read into such Preferred Securities Guarantee. After a default with respect to a Preferred Securities Guarantee has occurred, the Guarantee Trustee shall exercise such of the rights and powers vested in it by such Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the rights or powers vested in it by a Preferred Securities Guarantee at the request or direction of any holder of the applicable Preferred Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

  Each Preferred Securities Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

          DESCRIPTION OF THE SUBORDINATED DEBT TRUST SECURITIES

  Subordinated Debt Trust Securities may be issued from time to time in one or more series under an Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Indenture Trustee"). The Indenture will be qualified under the Trust Indenture Act. The form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description summarizes the material terms of the Indenture, and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and article references used herein are references to provisions of the Indenture.

General

  The Subordinated Debt Trust Securities will be unsecured, subordinated obligations of the Company. The Indenture does not limit the amount of additional indebtedness the Company or any of its subsidiaries or Joint Ventures may incur. Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Subordinated Debt Trust Securities, to participate in the assets of any subsidiary or Joint Venture upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's or Joint Venture's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary or Joint Venture.

  The Indenture does not limit the aggregate principal amount of indebtedness that may be issued thereunder and provides that Subordinated Debt Trust Securities may be issued thereunder from time to time in one or more series. The Subordinated Debt Trust Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture.

  In the event Subordinated Debt Trust Securities are issued to a Lyondell Trust in connection with the issuance of Trust Securities by such Lyondell Trust, such Subordinated Debt Trust Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Lyondell Trust at the election of Lyondell or upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Trust Securities will be issued to each Lyondell Trust in connection with the issuance of the Trust Securities by such Lyondell Trust.

  Reference is made to the Prospectus Supplement which will accompany this Prospectus for the following terms of the series of Subordinated Debt Trust Securities being offered thereby (to the extent such terms are applicable to the Subordinated Debt Trust Securities of such series): (i) the specific designation of such Subordinated Debt Trust Securities, aggregate principal amount, purchase price and premium, if any; (ii) any limit on the aggregate principal amount of such Subordinated Debt Trust Securities; (iii) the date or dates on which the principal of such Subordinated Debt Trust Securities is payable and the right to shorten, extend or defer such date or dates; (iv) the rate or rates at which such Subordinated Debt Trust Securities will bear interest or the method of calculating such rate or rates, if any; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend or defer the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Subordinated Debt Trust Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any, of the Company to redeem or purchase such Subordinated Debt Trust Securities pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of the holder thereof and the period or periods for which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the terms and conditions upon which, such Subordinated Debt Trust Securities will be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) any exchangeability, conversion or prepayment provisions of the Subordinated Debt Trust Securities; (x) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on the Subordinated Debt Trust Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Subordinated Debt Trust Securities rather than pay such additional amounts;
(xi) the form of such Subordinated Debt Trust Securities; (xii) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Subordinated Debt Trust Securities will be issuable; (xiii) any and all other terms with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to such series, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Indenture; (xiv) whether such Subordinated Debt Trust Securities are issuable as a global security, and in such case, the identity of the depositary; and (xv) the definition of Senior Debt with respect to such series of Subordinated Debt Trust Securities. (Section 2.01)

  Unless otherwise indicated in the Prospectus Supplement relating thereto, the Subordinated Debt Trust Securities will be issued in United States dollars in fully registered form without coupons in denominations of $25 or integral multiples thereof. Subordinated Debt Trust Securities may be presented for exchange and Subordinated Debt Trust Securities in registered form may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Subordinated Debt Trust Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Subordinated Debt Trust Securities.

  Subordinated Debt Trust Securities may bear interest at a fixed rate or a floating rate. Subordinated Debt Trust Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Subordinated Debt Trust Securities or to certain Subordinated Debt Trust Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

Certain Covenants of the Company Applicable to the Subordinated Debt Trust Securities

  If Subordinated Debt Trust Securities are issued to a Lyondell Trust in connection with the issuance of Trust Securities by such Lyondell Trust, the Company will covenant in a supplemental indenture that, so long as the Preferred Securities issued by the applicable Lyondell Trust remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (d) the payment of accrued dividends and the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (e) purchases of the Company's common stock related to the issuance of the Company's common stock or rights under any of the Company's benefit plans for its directors, officers, employees, or any of the Company's dividend reinvestment plans or stock purchase plans, or any of the benefit plans of any of the Company's affiliates for such affiliates' directors, officers or employees) or make any guarantee payment with respect thereto, if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the related Preferred Securities Guarantee, (ii) there shall have occurred any Indenture Event of Default with respect to the Subordinated Debt Trust Securities deposited in such Lyondell Trust as trust assets or
(iii) the Company shall have given notice of its election to defer payments of interest on the Subordinated Debt Trust Securities by extending the interest payment period as provided in the terms of the Subordinated Debt Trust Securities deposited in such Lyondell Trust as trust assets and such period, or any extension thereof, is continuing. In addition, if Subordinated Debt Trust Securities are issued to a Lyondell Trust in connection with the issuance of Trust

Securities by such Lyondell Trust, for so long as any Preferred Securities issued by the applicable Lyondell Trust remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by the applicable Lyondell Trust and not to cause or permit such Common Securities to be transferred except to the extent permitted by the applicable Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities issued by the applicable Lyondell Trust,
(ii) to comply fully with all of its obligations and agreements contained in the related Declaration and (iii) to use reasonable efforts to cause the applicable Lyondell Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Subordinated Debt Trust Securities to holders of Preferred Securities issued by the applicable Lyondell Trust as provided in the related Declaration.

Subordination

  The payment of principal of, premium, if any, and interest on the Subordinated Debt Trust Securities will, to the extent and in the manner set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Debt of the Company whether outstanding on the date of this Prospectus or thereafter incurred.

  Upon any payment by the Company or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Debt will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Subordinated Debt Trust Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Subordinated Debt Trust Securities.

  In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Debt, or in the event that the maturity of any Senior Debt has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption payments) of or premium, if any, or interest on the Subordinated Debt Trust Securities until such default shall have been cured or waived in writing or shall have ceased to exist or such Senior Debt shall have been discharged or paid in full.

  In the event of the acceleration of the maturity of the Subordinated Debt Trust Securities, then no payments shall be made by the Company with respect to the principal (including redemption payments) of or premium, if any, or interest on the Subordinated Debt Trust Securities until the holders of all Senior Debt outstanding at the time of such acceleration shall receive payment in full of such Senior Debt (including any amounts due upon acceleration).

  In the event that, notwithstanding the foregoing, any payment shall be received by the Indenture Trustee or any holder of Subordinated Debt Trust Securities when such payment is prohibited by the preceding paragraphs, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear.

  By reason of such subordination, in the event of insolvency of the Company, funds that would otherwise be payable to holders of Subordinated Debt Trust Securities will be paid to the holders of Senior Debt of the Company to the extent necessary to pay such Debt in full, and the Company may be unable to meet fully its obligations with respect to the Subordinated Debt Trust Securities.

  The definition of "Senior Debt" with respect to a series of Subordinated Debt Trust Securities will be set forth in the Prospectus Supplement.

Indenture Events of Default

  The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to each series of Subordinated Debt Trust Securities:

    (a) failure for 30 days to pay interest on the Subordinated Debt Trust Securities of such series when due; provided that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose;

    (b) failure to pay principal of or premium, if any, on the Subordinated Debt Trust Securities of such series when due whether at maturity, upon redemption, by declaration or otherwise;

    (c) failure for 30 days to pay any sinking fund or analogous fund payment with respect to the Subordinated Debt Trust Securities of such series;

    (d) failure duly to observe or perform, in any material respect, any other covenant or agreement contained in the Indenture with respect to such series for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Debt Trust Securities of such series;

    (e) certain events in bankruptcy, insolvency or reorganization of the Company; or

    (f) any other Indenture Event of Default applicable to the Subordinated Debt Trust Securities of such series. (Section 6.01)

  In each and every such case, unless the principal of all the Subordinated Debt Trust Securities of that series shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Trust Securities of that series then outstanding, by notice in writing to the Company (and to the Indenture Trustee if given by such holders), may declare the principal of all the Subordinated Debt Trust Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, subject to the subordination provisions of the Indenture. (Section 6.01)

  The holders of a majority in aggregate outstanding principal amount of the Subordinated Debt Trust Securities of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. (Section 6.06) The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Subordinated Debt Trust Securities of that series may declare the principal due and payable immediately upon an Indenture Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of Subordinated Debt Trust Securities of such series may annul and rescind such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee. (Sections 6.01 and 6.06)

  The holders of a majority in aggregate outstanding principal amount of the Subordinated Debt Trust Securities of that series may, on behalf of the holders of all the Subordinated Debt Trust Securities of that series, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee) or a call for redemption of the Subordinated Debt Trust Securities of that series. (Section 6.06) The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture. (Section 5.03)

  If Subordinated Debt Trust Securities are issued to a Lyondell Trust in connection with the issuance of Trust Securities of such Lyondell Trust, then under the applicable Declaration an Indenture Event of Default with respect to such series of Subordinated Debt Trust Securities will constitute a Declaration Event of Default.

Modification of the Indenture

  From time to time the Company and the Indenture Trustee may, without the consent of the holders of Subordinated Debt Trust Securities, amend the Indenture or indentures supplemental thereto for one or more of the following purposes: (a) to evidence the succession of another corporation or other entity to the Company under the Indenture and the Subordinated Debt Trust Securities and the assumption by such successor corporation or other entity of the obligations of the Company thereunder; (b) to add further covenants, restrictions, conditions or provisions for the protection of the holders of Subordinated Debt Trust Securities; (c) to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision; (d) to add to, change or eliminate any of the provisions of the Indenture, provided that any such addition, change or elimination shall become effective only after there are no such Subordinated Debt Trust Securities of any series entitled to the benefit of such provision outstanding; (e) to provide for the issuance of Subordinated Debt Trust Securities in coupon form;
(f) to evidence and provide for the acceptance of a successor trustee; (g) to qualify or maintain the qualification of the Indenture under the Trust Indenture Act; (h) to establish the form or terms of a series of Subordinated Debt Trust Securities; and (i) to make any addition, change or elimination of any provision of the Indenture that does not adversely affect the rights of any holder of Subordinated Debt Trust Securities in any material respect. (Section 9.01)

  The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Subordinated Debt Trust Securities of each series affected by such modification, to modify the Indenture or any supplemental indenture affecting the rights of the holders of such Subordinated Debt Trust Securities; provided that no such modification may, without the consent of the holder of each outstanding Subordinated Debt Trust Security affected thereby, (i) extend the fixed maturity of the Subordinated Debt Trust Securities of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon the redemption thereof or (ii) reduce the percentage of Subordinated Debt Trust Securities, the holders of which are required to consent to any such modification. (Section 9.02)

Book-Entry and Settlement

  If any Subordinated Debt Trust Securities of a series are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Subordinated Debt Trust Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

  The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Trust Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

Consolidation, Merger and Sale

  The Indenture will provide that the Company may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person and may not permit any person to merge into or consolidate with the Company unless (i) either the Company will be the resulting or surviving entity or any successor or purchaser is a corporation, limited liability company, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations under the Subordinated Debt Trust Securities and the Indenture and (ii) immediately after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing. (Section 10.01)

Defeasance and Discharge

  Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of a series of the Subordinated Debt Trust Securities (except in each case for certain obligations to register the transfer or exchange of such Subordinated Debt Trust Securities, replace stolen, lost or mutilated Subordinated Debt Trust Securities of such series, maintain paying agencies and hold moneys for payment in trust) if (i) the Company irrevocably deposits with the Indenture Trustee cash or U.S. Government Obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding Subordinated Debt Trust Securities of such series; (ii) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound; (iii) the Company delivers to the Indenture Trustee an opinion of counsel to the effect that the holders of the Subordinated Debt Trust Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and discharge and that such defeasance and discharge will not otherwise alter holders' United States federal income tax treatment of principal, premium and interest payments on such Subordinated Debt Trust Securities of such series (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Indenture, since such a result would not occur under current tax law); (iv) the Company has delivered to the Indenture Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the defeasance and discharge contemplated by such provision have been complied with; and (v) no event or condition shall exist that, pursuant to the applicable subordination provisions, would prevent the Company from making payments of principal of, premium, if any, and interest on the Subordinated Debt Trust Securities at the date of the irrevocable deposit referred to above. (Section 11.01)

Governing Law

  The Indenture and the Subordinated Debt Trust Securities will be governed by the laws of the State of New York. (Section 13.05)

Information Concerning the Indenture Trustee

  The Indenture Trustee, prior to the occurrence of an Indenture Event of Default and after the curing of all Indenture Events of Default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after an Indenture Event of Default has occurred (which has not been cured or waived), shall exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. (Section 7.01) Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debt Trust Securities, unless offered reasonable security or indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02) The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of the Indenture or adequate indemnity against such risk is not reasonably assured to it. (Section 7.01)

  The Company and its subsidiaries and Joint Ventures maintain ordinary banking and trust relationships with the Indenture Trustee and its affiliates.

Miscellaneous

  The Company will have the right at all times to assign any of its rights or obligations under the Indenture to a subsidiary or an affiliate; provided that, in the event of any such assignment, the Company will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto other than by the Company to a successor or purchaser pursuant to a consolidation, merger, sale or conveyance permitted by the Indenture. (Section 13.11)

                             PLAN OF DISTRIBUTION

  The Company may sell any series of Subordinated Debt Trust Securities and each Lyondell Trust may sell its Preferred Securities being offered hereby in any of three ways (or in any combination thereof): (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents and the respective amounts of such Offered Securities underwritten or purchased by each of them, the initial public offering price of such Offered Securities and the proceeds to the Company or the applicable Lyondell Trust, as the case may be, from such sale, any discounts, commissions or other items constituting compensation from the Company or the applicable Lyondell Trust, as the case may be, and any discounts, commissions or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are used in the sale of any Offered Securities, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Offered Securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase such Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such Offered Securities if any are purchased.

  Offered Securities may be sold directly by the Company or a Lyondell Trust, as the case may be, or through agents designated by the Company or such Lyondell Trust, as the case may be, from time to time. Any agent involved in the offer or sale of Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company or the applicable Lyondell Trust, as the case may be, to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in the Prospectus Supplement, the Company or the applicable Lyondell Trust, as the case may be, will authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase Offered Securities from the Company or the applicable Lyondell Trust, as the case may be, at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents and underwriters may be entitled under agreements entered into with the Company and the applicable Lyondell Trust to indemnification by the Company and the applicable Lyondell Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company, the applicable Lyondell Trust and/or any of their affiliates in the ordinary course of business.

  Certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Offered Securities. In connection with the offering, the underwriters or agents, as the case may be, may purchase and sell the Offered Securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Offered Securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of Offered Securities than they are required to purchase from the Company or the applicable Lyondell Trust, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the Offered Securities sold for their account may be reclaimed by the syndicate if such Offered Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Offered Securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. For a description of these activities, see "Plan of Distribution" or "Underwriting" in the relevant Prospectus Supplement.

  Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Offered Securities on a national securities exchange. No assurances can be given that there will be a market for the Offered Securities.

                                 LEGAL MATTERS

  Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the applicable Declaration and the formation of the Lyondell Trusts will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Lyondell Trusts and the Company. The validity of the applicable Preferred Securities Guarantee and the Subordinated Debt Trust Securities offered hereby will be passed upon for the Company by Baker & Botts, L.L.P., Houston, Texas.

                                    EXPERTS

  The consolidated financial statements of Lyondell Chemical Company as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated in this prospectus by reference to Lyondell Chemical Company's Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of Equistar Chemicals, LP as of December 31, 1998 and 1997 and for the year ended December 31, 1998 and the period from December 1, 1997 (inception) to December 31, 1997 incorporated in this prospectus by reference to Lyondell Chemical Company's Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of LYONDELL-CITGO Refining LP as of December 31, 1998 and for the year then ended incorporated in this prospectus by reference from the Annual Report on Form 10-K of Lyondell Chemical Company for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The financial statements of LYONDELL-CITGO Refining LP as of December 31, 1997 and for each of the two years in the period ended December 31, 1997 incorporated in this prospectus by reference to Lyondell Chemical Company's Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), which can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549; and at the regional offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. Information concerning the operation of the public reference facilities may be obtained by calling 1-800-SEC-0330. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). The Company's common stock is listed on the New York Stock Exchange, and such material also can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  This Prospectus, which constitutes part of a registration statement on Form S-3 (the "Registration Statement") filed by the Company and the Lyondell Trusts with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and the exhibits thereto, which may be obtained at the public reference facilities maintained by the Commission as described in the preceding paragraph, for further information with respect to the Company and the Securities offered hereby. Statements contained herein concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

  No separate financial statements of any Lyondell Trust have been included herein. The Company and the Lyondell Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because each Lyondell Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Subordinated Debt Trust Securities and issuing the Trust Securities. Furthermore, taken together, the Company's obligations under the Subordinated Debt Trust Securities, the Indenture, the Declarations and the Preferred Securities Guarantees provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Preferred Securities. See "The Lyondell Trusts," "Description of the Preferred Securities," "Description of the Preferred Securities Guarantees" and "Description of the Subordinated Debt Trust Securities." In addition, the Company does not expect that the Lyondell Trusts will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which the Company has filed with the Commission pursuant to the Exchange Act (File No. 1-10145), are incorporated in this Prospectus by reference and shall be deemed to be a part hereof:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

    (b) The description of the common stock, par value $1.00 per share, of the Company contained in the Company's Registration Statement on Form 8-A dated December 16, 1988, as such Registration Statement may be amended from time to time for the purpose of updating, changing or modifying such description; and

    (c) The description of the Rights to Purchase Common Stock contained in the Company's Registration Statement on Form 8-A dated December 12, 1995, as such Registration Statement may be amended from time to time for the purpose of updating, changing or modifying such description.

  All documents filed by the Company and/or the Lyondell Trusts with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents that have been incorporated herein by reference (not including exhibits to the documents that have been incorporated herein by reference unless such exhibits are specifically incorporated by reference in the documents this Prospectus incorporates). Requests should be directed to Corporate Secretary, Lyondell Chemical Company, 1221 McKinney, Houston, Texas 77010 (telephone: (713) 652-7200).

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

  The following table sets forth the estimated expenses payable by the Company in connection with the offering described in this Registration Statement.

      Registration fee.............................................. $1,180,000
      Printing expenses.............................................    300,000
      Accounting fees and expenses..................................    500,000
      Legal fees and expenses.......................................    500,000
      Trustee fees and expenses.....................................    200,000
      Rating agency fees............................................    200,000
      Miscellaneous.................................................    120,000
                                                                     ----------
          Total..................................................... $3,000,000
                                                                     ==========

ITEM 15. Indemnification of Directors and Officers

 By-Law Provisions.

  The Company's By-Laws provide that the Company will indemnify each of its officers and directors to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware. Article V of the By-Laws reads as follows:

    (a) Indemnification of Officers and Directors. The Company shall indemnify the officers and directors of the Company with respect to all matters to which Section 145 of the General Corporation Law of the State of Delaware may in any way relate, to the fullest extent permitted or allowed by the laws of the State of Delaware, whether or not specifically required, permitted or allowed by said Section 145. Any repeal or modification of this Section shall not in any way diminish any rights to indemnification of such person or the obligations of the Company that may have previously arisen hereunder.

    (b) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation, any By-Law, any agreement, a vote of Company stockholders or of disinterested Company directors or otherwise, both as to action in that person's official capacity and as to action in any other capacity by holding such office, and shall continue after the person ceases to serve the Company as a director or officer or to serve another entity at the request of the Company.

    (c) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director or officer of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

    (d) Indemnity Agreements. The Company may from time to time enter into indemnity agreements with the persons who are members of its Board of Directors, its elected officers and with such other persons as the Board may designate, the form of such indemnity agreements to be approved by a majority of the Board of Directors then in office.

    (e) Indemnification of Employees and Agents of the Company. The Company may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification, and to payment by the Company of the expenses incurred in defending any proceeding in advance of its final disposition to any employee or agent of the Company to the fullest extent of the provisions of this Article V.

 Delaware General Corporation Law Provisions.

  Section 145 of the General Corporation Law of the State of Delaware provides:

    (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

    (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

    (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers and other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

    (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

    (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

 Certificate of Incorporation Provisions.

  The Company's Certificate of Incorporation limits the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. Article VII of the Certificate of Incorporation provides as follows:

    To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article VII by the stockholders of the Company shall not adversely affect any right or protection of a director of the

  Company existing at the time of such repeal or modification or with respect to events occurring prior to such time. Notwithstanding anything contained in this Certificate to the contrary, the affirmative vote of the holders of not less than 66 2/3 percent of all votes entitled to be cast by the holders of stock of the Company shall be required to amend or repeal this
  Article VII or to adopt any provision inconsistent herewith.

    Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation's Certificate of Incorporation may contain the following:

    (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and
  (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with section 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

ITEM 16. Exhibits

 Exhibit
 No.                               Description of Exhibit
 -------    -------------------------------------------------------------------
      *1.1  Form of Underwriting Agreement (Debt Securities)
      *1.2  Form of Underwriting Agreement (Common Stock and Preferred Stock)
      *1.3  Form of Underwriting Agreement (Preferred Securities)
       4.1  Form of Senior Debt Securities Indenture of the Company
       4.2  Form of Subordinated Debt Securities Indenture of the Company
       4.3  Form of Subordinated Debt Trust Securities Indenture between the
            Company and The First National Bank of Chicago
   **4.4.1  Declaration of Trust of Lyondell Trust I
     4.4.2  Declaration of Trust of Lyondell Trust II
     4.4.3  Declaration of Trust of Lyondell Trust III
     4.5.1  Form of Amended and Restated Declaration of Trust of Lyondell Trust
            I
     4.5.2  Form of Amended and Restated Declaration of Trust of Lyondell Trust
            II
     4.5.3  Form of Amended and Restated Declaration of Trust of Lyondell Trust
            III
   **4.6.1  Certificate of Trust of Lyondell Trust I
     4.6.2  Certificate of Trust of Lyondell Trust II
     4.6.3  Certificate of Trust of Lyondell Trust III
       4.7  Form of Preferred Security (included in Exhibits 4.5.1, 4.5.2 and
            4.5.3)
      *4.8  Form of Supplemental Indenture to Subordinated Debt Trust
            Securities Indenture to be used in connection with the issuance of
            Subordinated Debt Trust Securities relating to Preferred Securities
      *4.9  Form of Subordinated Debt Trust Security (included in Exhibit 4.8)
       4.10 Form of Preferred Securities Guarantee with respect to Preferred
            Securities
      *4.11 Form of Senior Debt Security
      *4.12 Form of Subordinated Debt Security
    ***4.14 Amended and Restated Certificate of Incorporation of the Company
            (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference)

 Exhibit
 No.                               Description of Exhibit
 -------    -------------------------------------------------------------------
    ***4.15 Amended and Restated By-Laws of the Company (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended
            June 30, 1997 and incorporated herein by reference)
       5.1  Opinion of Baker & Botts, L.L.P.
     5.2.1  Opinion of Richards, Layton & Finger, P.A. relating to Lyondell
            Trust I
     5.2.2  Opinion of Richards, Layton & Finger, P.A. relating to Lyondell
            Trust II
     5.2.3  Opinion of Richards, Layton & Finger, P.A. relating to Lyondell
            Trust III
     *8     Opinion of counsel to the Company as to certain tax matters relative to the Securities offered hereby
    **12.1  Statement re Computation of Ratios
    23.1.1  Consent of PricewaterhouseCoopers LLP
    23.1.2  Consent of Deloitte & Touche LLP
      23.2  Consent of Baker & Botts, L.L.P. (included in Exhibit 5.1)
      23.3  Consent of Richards, Layton & Finger, P.A. (included in Exhibits
            5.2.1, 5.2.2 and 5.2.3)
    **24.1  Powers of Attorney for the Company
  **24.2.1  Powers of Attorney for the Company as sponsor, to sign the
            Registration Statement on behalf of Lyondell Trust I (included in
            Exhibit 4.4.1)
    24.2.2  Powers of Attorney for the Company as sponsor, to sign the
            Registration Statement on behalf of Lyondell Trust II (included in
            Exhibit 4.4.2)
    24.2.3  Powers of Attorney for the Company as sponsor, to sign the
            Registration Statement on behalf of Lyondell Trust III (included in
            Exhibit 4.4.3)
     *25.1  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Senior Trustee under the Senior Debt Securities
            Indenture
     *25.2  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Subordinated Trustee under the Subordinated Debt
            Securities Indenture
      25.3  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago as Trustee under (i)
            the Subordinated Debt Trust Securities Indenture, (ii) the
            Preferred Securities Guarantee of the Company with respect to the
            Preferred Securities of Lyondell Trust I, (iii) the Preferred
            Securities Guarantee of the Company with respect to the Preferred
            Securities of Lyondell Trust II and (iv) the Preferred Securities
            Guarantee of the Company with respect to the Preferred Securities of Lyondell Trust III
    25.4.1  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago under the Amended and Restated Declaration of Trust of Lyondell Trust I
    25.4.2  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago under the Amended and Restated Declaration of Trust of Lyondell Trust II
    25.4.3  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago under the Amended and Restated Declaration of Trust of Lyondell Trust III

--------
* The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement relating to Securities offered hereby, (ii) the instruments setting forth the terms of any Debt Securities, (iii) any required opinion of counsel to the Company as to certain tax matters relative to Securities offered hereby or (iv) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee.

** Previously filed.

*** Incorporated by reference.

ITEM 17. Undertakings

  (a) The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on March 31, 1999.

                                          LYONDELL CHEMICAL COMPANY

                                                  /s/ Dan F. Smith
                                          By: _________________________________
                                                      Dan F. Smith
                                              President and Chief Executive
                                                         Officer

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON MARCH 31, 1999.

              Signature                      Title

        William T. Butler*           Chairman of the Board
-----------------------------------
        (William T. Butler)

                                     President, Chief Executive
       /s/ Dan F. Smith               Officer and Director
-----------------------------------
(Dan F. Smith, Principal Executive
             Officer)

         Travis Engen*               Director
-----------------------------------

        (Travis Engen)

    Stephen F. Hinchliffe, Jr.*      Director
-----------------------------------
   (Stephen F. Hinchliffe, Jr.)

        Dudley C. Mecum II*          Director
-----------------------------------
       (Dudley C. Mecum II)

          Paul R. Staley*            Director
-----------------------------------
         (Paul R. Staley)

                                     Vice President,
      /s/ Edward W. Rich              Finance and
-----------------------------------   Treasurer
    (Edward W. Rich, Principal
        Financial Officer)

                                     Vice President and
        /s/ Van Billet                Controller
-----------------------------------
 (Van Billet, Principal Accounting
             Officer)

    /s/ Jeffrey R. Pendergraft
*By: ______________________________
        Jeffrey R. Pendergraft
          as Attorney-in-fact

                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Lyondell Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 31, 1999.

                                          LYONDELL TRUST I

                                          By: Lyondell Chemical Company, as
                                           Sponsor

                                             /s/ Jeffrey R. Pendergraft

                                          By:_____________________________

                                          Name: Jeffrey R. Pendergraft

                                          Title:Executive Vice President and
                                           Chief

                                              Administrative Officer

                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Lyondell Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 31, 1999.

                                          LYONDELL TRUST II

                                          By: Lyondell Chemical Company, as
                                           Sponsor

                                             /s/ Jeffrey R. Pendergraft

                                          By:_____________________________

                                          Name: Jeffrey R. Pendergraft

                                          Title:Executive Vice President and
                                           Chief

                                              Administrative Officer

                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Lyondell Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 31, 1999.

                                          LYONDELL TRUST III

                                          By: Lyondell Chemical Company, as
                                           Sponsor

                                             /s/ Jeffrey R. Pendergraft

                                          By:_____________________________

                                          Name: Jeffrey R. Pendergraft

                                          Title:Executive Vice President and
                                           Chief

                                              Administrative Officer

                               INDEX TO EXHIBITS

 EXHIBIT
 NO.                               DESCRIPTION OF EXHIBIT
 -------    -------------------------------------------------------------------
      *1.1  Form of Underwriting Agreement (Debt Securities)
      *1.2  Form of Underwriting Agreement (Common Stock and Preferred Stock)
      *1.3  Form of Underwriting Agreement (Preferred Securities)
       4.1  Form of Senior Debt Securities Indenture of the Company
       4.2  Form of Subordinated Debt Securities Indenture of the Company
       4.3  Form of Subordinated Debt Trust Securities Indenture between the
            Company and The First National Bank of Chicago
   **4.4.1  Declaration of Trust of Lyondell Trust I
     4.4.2  Declaration of Trust of Lyondell Trust II
     4.4.3  Declaration of Trust of Lyondell Trust III
     4.5.1  Form of Amended and Restated Declaration of Trust of Lyondell Trust
            I
     4.5.2  Form of Amended and Restated Declaration of Trust of Lyondell Trust
            II
     4.5.3  Form of Amended and Restated Declaration of Trust of Lyondell Trust
            III
   **4.6.1  Certificate of Trust of Lyondell Trust I
     4.6.2  Certificate of Trust of Lyondell Trust II
     4.6.3  Certificate of Trust of Lyondell Trust III
       4.7  Form of Preferred Security (included in Exhibits 4.5.1, 4.5.2 and
            4.5.3)
      *4.8  Form of Supplemental Indenture to Subordinated Debt Trust
            Securities Indenture to be used in connection with the issuance of
            Subordinated Debt Trust Securities relating to Preferred Securities
      *4.9  Form of Subordinated Debt Trust Security (included in Exhibit 4.8)
       4.10 Form of Preferred Securities Guarantee with respect to Preferred
            Securities
      *4.11 Form of Senior Debt Security
      *4.12 Form of Subordinated Debt Security
    ***4.14 Amended and Restated Certificate of Incorporation of the Company
            (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference)
    ***4.15 Amended and Restated By-Laws of the Company (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended
            June 30, 1997 and incorporated herein by reference)
       5.1  Opinion of Baker & Botts, L.L.P.
     5.2.1  Opinion of Richards, Layton & Finger, P.A. relating to Lyondell
            Trust I
     5.2.2  Opinion of Richards, Layton & Finger, P.A. relating to Lyondell
            Trust II
     5.2.3  Opinion of Richards, Layton & Finger, P.A. relating to Lyondell
            Trust III
     *8     Opinion of counsel to the Company as to certain tax matters relative to the Securities offered hereby
    **12.1  Statement re Computation of Ratios
    23.1.1  Consent of PricewaterhouseCoopers LLP
    23.1.2  Consent of Deloitte & Touche LLP
      23.2  Consent of Baker & Botts, L.L.P. (included in Exhibit 5.1)
      23.3  Consent of Richards, Layton & Finger, P.A. (included in Exhibits
            5.2.1, 5.2.2 and 5.2.3)
    **24.1  Powers of Attorney for the Company
  **24.2.1  Powers of Attorney for the Company as sponsor, to sign the
            Registration Statement on behalf of Lyondell Trust I (included in
            Exhibit 4.4.1)

 Exhibit
 No.                             Description of Exhibit
 -------  --------------------------------------------------------------------
  24.2.2  Powers of Attorney for the Company as sponsor, to sign the
          Registration Statement on behalf of Lyondell Trust II (included in
          Exhibit 4.4.2)
  24.2.3  Powers of Attorney for the Company as sponsor, to sign the
          Registration Statement on behalf of Lyondell Trust III (included in
          Exhibit 4.4.3)
   *25.1  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Senior Trustee under the Senior Debt Securities
          Indenture
   *25.2  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Subordinated Trustee under the Subordinated Debt
          Securities Indenture
    25.3  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago as Trustee under (i)
          the Subordinated Debt Trust Securities Indenture, (ii) the Preferred
          Securities Guarantee of the Company with respect to the Preferred
          Securities of Lyondell Trust I, (iii) the Preferred Securities
          Guarantee of the Company with respect to the Preferred Securities of
          Lyondell Trust II and (iv) the Preferred Securities Guarantee of the
          Company with respect to the Preferred Securities of Lyondell Trust
          III
  25.4.1  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago under the Amended and
          Restated Declaration of Trust of Lyondell Trust I
  25.4.2  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago under the Amended and
          Restated Declaration of Trust of Lyondell Trust II
  25.4.3  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago under the Amended and
          Restated Declaration of Trust of Lyondell Trust III

--------

* The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement relating to Securities offered hereby, (ii) the instruments setting forth the terms of any Debt Securities, (iii) any required opinion of counsel to the Company as to certain tax matters relative to Securities offered hereby or (iv) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee.

** Previously filed.

*** Incorporated by reference.